      As filed with the Securities and Exchange Commission on February 19, 2003
                                                  Registration No. 333-103331



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO.1 to FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             GENESIS FINANCIAL, INC.
                 (Name of small business issuer in its charter)

       Washington                      6199                    03-0377717
 (State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number) Identification No.)

   200 N. Mullan Road, Suite 217, Spokane, WA 99206 Telephone: (509) 462-1468
          (Address and telephone number of principal executive offices)

                200 N. Mullan Road, Suite 217, Spokane, WA 99206
(Address of principal place of business or intended principal place of business)

                                  Brad E. Herr
                200 N. Mullan Road, Suite 213, Spokane, WA 99201
              (509) 340-0273 (Telephone) (509)340-0277 (Facsimile)
           (Name, address and telephone number of agent for service)

                Approximate date of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

----------------------------- ---------------------- ---------------------- --------------------- ----------------------
  Title of each class of      Dollar amount to be     Proposed maximum       Proposed maximum          Amount of
  shares to be registered         registered         offering price per     aggregate offering     registration fee
                                                            share                 price
----------------------------- ---------------------- ---------------------- --------------------- ----------------------
Common Stock, $.001 par               $    737,280               $   1.00          $    737,280               $ 184.33
value (Note 1)
----------------------------- ---------------------- ---------------------- --------------------- ----------------------
Common Stock , $.001 par                 $ 375,000                 $ 3.00             $ 375,000                $ 93.75
value, underlying $3.00
warrants
----------------------------- ---------------------- ---------------------- --------------------- ----------------------
Preferred Stock, $10.00                $ 1,000,000                $ 10.00           $ 1,000,000               $ 250.00
par value
----------------------------- ---------------------- ---------------------- --------------------- ----------------------

Note 1: 737,280 shares of Genesis Financial, Inc. common stock that are owned by Temporary Financial Services, Inc. (TFS) are being registered for a Spin-Off distribution to TFS shareholders. For purposes of calculating the registration fee, the Registrant has used the registrant has used $1.00 per share as the current estimated fair value of the shares being distributed.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS


                            GENESIS FINANCIAL, INC.
                           (A Washington Corporation)

              100,000 Shares of Series A Cumulative Preferred Stock
                          offered at $10.00 Per Share
         125,000 Shares of Common Stock Underlying Warrants exercisable at $3.00 Per Share
           737,280 Shares of Common Stock for a spin off distribution

                   -------------------------------------------

         This is an initial public offering and distribution of shares of Genesis Financial, Inc. ("Genesis" or the "Company"). The offering is being undertaken to permit the sale of 100,000 Series A Cumulative Preferred Shares ("Preferred Stock") at $10.00 per share. In addition, 125,000 common shares are being registered to allow the holders of Common Stock Purchase Warrants to receive registered shares upon exercise of the Warrants at $3.00 per share. If the Preferred Stock is fully subscribed and all Warrants are exercised, the offering will generate gross offering proceeds of $1,375,000. The Preferred Stock is being offered by the Company on a self-underwritten, best-efforts basis. No commissions will be paid. No minimum offering amount must be sold before closing and no escrow account has been established for offering proceeds. The offering will terminate on _______, 2003.

         Also included in this registration statement are 737,280 shares of Common Stock owned by Temporary Financial Services, Inc. ("TFS") to be distributed to the shareholders of TFS. The Company will not receive any proceeds from the distribution of its Common Stock to TFS. Shareholders of TFS will receive one share of the Company's Common Stock for each share of TFS common stock that they hold as of the record date for the distribution. The record date for the distribution will correspond to the effective date of the registration statement. Distribution of the Common Stock to TFS shareholders will be made within 30 days of the date of this Prospectus.

           Shares of the Company's Common Stock, Preferred Stock, and the Common Stock Purchase Warrants are not presently publicly traded. Upon completion of this Offering, we intend to seek a market maker to publish quotations on the NASDAQ supervised OTC Bulletin Board for the Company's Common Stock and Preferred Stock, but we have no agreement or understanding with a potential market maker. Accordingly, we can provide no assurance that a public market for our securities will develop and ownership or our securities is likely to be an illiquid investment.

         Genesis Financial, Inc. is engaged in the business of purchasing, holding and reselling seller financed real estate contracts and other types of cash flow contracts. The net offering proceeds from the sale of the Series A Preferred Shares and from exercise of the Common Stock Purchase Warrants, if any, will be used to fund purchases of seller financed real estate contracts and other cash flow instruments, at the discretion of management.

         Investing in our Common Stock and our Series A Preferred Stock involve a high degree of risk. You should read the "Risk Factors" beginning on page
_____.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, nor has any such regulatory body reviewed this Prospectus for accuracy or completeness. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is __________, 2003
================================================================================

                                TABLE OF CONTENTS
                                                                      Page

Prospectus Summary....................................................1
Risk Factors...........................................................
Disclosure Regarding Forward Looking Statements........................
Business...............................................................
Managements Discussion and Analysis....................................
Use of Proceeds........................................................
Description of Securities..............................................
Dilution...............................................................
Market Price of Common Equity..........................................
Management.............................................................
Security Ownership of Certain Beneficial Owners and Management.........
Certain Transactions...................................................
Plan of Distribution...................................................
Shares Eligible for Future Sale........................................
Statement as to Indemnification........................................
Legal Matters..........................................................
Experts................................................................
Where You Can Find Additional Information..............................
Financial Statements...................................................

=======================================================================




                      Dealer Prospectus Delivery Obligation

     Until ___________, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

                               PROSPECTUS SUMMARY

     This summary highlights information contained in this Prospectus. Investors should read the entire Prospectus, including the financial statements carefully. This Prospectus describes risks of investment that should be fully considered by each investor prior to investing. See "Risk Factors" at Page ____.

Executive Office         Our executive offices are located at 200
                         North Mullan Road, Suite 217, Spokane, Washington
                         99206. You may contact us by telephone at (509)
                         462-1468, by facsimile at (509) 462-1479, or by E-Mail
                         at genesis@genesisfinance.com.

The  Business            Genesis was formed to acquire and resell
                         Seller Financed Real Estate Receivables Contracts
                         ("Contracts"). We will buy the receivables through referring brokers. There are more than 3,000 brokers throughout the United States, and many have had prior dealings our principals. Our primary business focus will involve purchasing Contracts at a discount, holding the Contracts for a short period for additional seasoning, and then reselling the Contracts in pools at marked-up prices. The mark-ups will provide Genesis with operating revenues and profits. In addition, from time to time, we may joint venture Contract purchases with other investors for longer term holding periods, and we may create other investment vehicles designed to increase the length of time that selected Contracts can be held. See "Business" at Page ___.

Spin-Off 1,000,000 shares of our common stock are held by Temporary Financial Services, Inc. ("TFS"). Pursuant to this Prospectus, TFS will distribute 737,280 shares of the Genesis Common Stock it owns to its shareholders. This equates to one share of Genesis Common Stock distributed to each TFS shareholder for each one share of TFS common stock held. The Spin Off is being undertaken by TFS to allow our management and the management of TFS to focus on their respective businesses. As a result of the Spin-Off and the concurrent offering of Series A Preferred Stock, Genesis will become a publicly traded company and we believe that this will also improve our access to the capital markets for additional growth capital. See "Spin-Off" at Page ----.

Preferred Stock          In addition to the Spin-Off transaction, we
                         are also seeking to raise new equity capital through an offering of preferred stock. A maximum of 100,000
                         Series A Preferred Shares are offered at $10.00 per
                         Share. The Series A Preferred Shares are being sold at face value and will include an 8% dividend preference, liquidation preferences and other rights. See
                         "Description of Securities - Preferred Stock" at Page
                         ___. The Preferred Stock Offering is being made by the Company on a best efforts self underwritten basis. See
                         "Plan of Distribution at Page ___. If all 100,000 shares are sold, the Preferred Stock Offering will generate gross offering proceeds of $1,000,000.

Offering Period          The offering of Series A Preferred Shares is
                         effective on the date of this Prospectus and will continue until December 31, 2003 unless earlier terminated by the Company. No escrow account has been established for the Preferred Stock Offering and all funds from sales of Preferred Shares will be immediately available for use by the Company as set forth in this Prospectus. See "Risk Factors" at Page
                         ___ and "Use of Proceeds" at Page ___.

Warrants In a private offering conducted in the third and fourth quarters of 2002, the Company sold 125,000 Units at an offering price of $2.00 per Unit. Each Unit consisted of one share of Common Stock and one Common Stock Purchase Warrant (the "Warrants"). The Warrants are exercisable at $3.00 per share at anytime beginning after December 31, 2002 and expiring on______________, 2003. The Warrants may be called by the Company on thirty days notice. See "Description of Securities - Warrants" at Page ____. 125,000 shares of Common Stock underlying the Warrants are included in this Prospectus. This will allow the holders of the Warrants to receive registered shares upon exercise of the Warrants. We believe that the benefit of receiving free trading securities upon exercise of the Warrants will improve the chances that the Warrants will be exercised. If all of the Warrants are exercised, the Company will generate an additional $375,000 in new equity funds.

Use  of Proceeds         The expenses of this offering are estimated
                         to be $50,000. If all of the Preferred Stock is sold and all of the Warrants are exercised, the Company will receive net offering proceeds of $1,325,000 after payment of expenses. The net offering proceeds will be used to acquire interests in Seller Financed Real
                         Estate Receivables Contracts. See "Use of Proceeds" at
                         Page ___.

Risk Factors             Investing in our securities involves a high
                         degree of risk. You should read and carefully consider the "Risk Factors" on Page _____, before investing.

--------------------------------------------------------------------------------
                     Summary Financial Information
--------------------------------------------------------------------------------
Balance Sheet Data                                        December 31, 2002
--------------------------------------------------------------------------------
     Cash                                                       $   344,304
--------------------------------------------------------------------------------
     Inventory of Contracts                                       1,320,883
--------------------------------------------------------------------------------
     Total Assets                                                 1,938,843
--------------------------------------------------------------------------------
     Total Current Liabilities                                    1,073,119
--------------------------------------------------------------------------------
     Shareholders Equity                                            865,724
--------------------------------------------------------------------------------
                                   Period from January 24, 2002 (inception)
Income Statement Data                             through December 31, 2002
--------------------------------------------------------------------------------
     Gross Income                                         $       2,370,042
--------------------------------------------------------------------------------
     Cost of Revenues                                             2,160,623
--------------------------------------------------------------------------------
     Expenses                                                       380,751
--------------------------------------------------------------------------------
     Net Loss                                                       (68,176)
--------------------------------------------------------------------------------

                                 RISK FACTORS

         When deciding whether or not to purchase the Units, you should carefully consider the risks associated with the investment, including:

RISKS RELATING TO THE BUSINESS OF GENESIS.

         INVESTING IN SELLER FINANCED REAL ESTATE RECEIVABLES INVOLVES A HIGH DEGREE OF RISK. Our primary business involves the purchase and resale of Seller Financed Real Estate Receivables contracts. We intend to purchase the contracts at a discount to yield, and resell the contracts after a relatively short holding period at a profit. For the most part, the contracts we will purchase will involve borrowers that are unable to qualify for traditional real estate financing instruments offered by banks in accordance with lending criteria established by Fannie Mae (Federal National Mortgage Association) and Ginnie Mae (Government National Mortgage Association). The borrower's inability to qualify for traditional loan sources increases the risk of loan losses on contracts that we will purchase. We address these risks in our underwriting process, but there are no assurances that we will be able to distinguish problem loans from those with acceptable credit risks. If we experience higher than expected loan losses, our profitability will suffer and we may lose some or all of our invested capital.

         OUR BORROWERS MAY DEFAULT ON THEIR PAYMENTS. We will purchase real estate receivable contracts from sellers where the borrowers may have substandard credit ratings. Some of these borrowers will default on their loan payments. We may not be able to resell loans that are classified as problem loans or loans in default. While we believe that our collateral position will protect our principal in problem loan situations, the time to realize payment on problem loans may be a year or more, and our business model does not contemplate holding loans for an extended period. If a higher than expected percentage of defaults occurs, our capital will be tied up for long periods and we will not be able to generate the returns that we expect. This will impact our profitability.

         WE ARE A NEWLY FORMED COMPANY WITH LIMITED OPERATING HISTORY ON WHICH TO BASE AN INVESTMENT DECISION. We organized the Company in January, 2002, and completed our initial seed funding on January 25, 2002. To date, we have purchased a relatively small number of contracts, and generated our first revenues from reselling a pool of contracts in June, 2002. Consequently, each investor in this offering must make a decision of whether or not to invest in the Company without any significant operating data on which to judge the Company's prospects for success.

         WE DO NOT HAVE SUFFICIENT CAPITAL TO FULLY IMPLEMENT OUR BUSINESS PLAN. Our business plan calls for rapid growth in both the number and dollar volume of contracts that we purchase and resell. As our numbers grow, we will require an ever growing amount of funds for our operations. We expect that our current resources along with the net offering proceeds from this offering, if the offering is fully funded, will be adequate to meet our needs for the next twelve months. When appropriate, we intend to negotiate an expanded line of credit to further support our operations, but there are no assurances that an expanded line will be available or if available that the terms will be acceptable. We may also attempt to expand our capital base through additional equity offerings. If our capital base does not match our need for capital our operations will be restricted and our profitability could be impacted.

         WE MAY BORROW MORE MONEY TO FUND OUR OPERATIONS, AND THIS MAY INCREASE THE RISK OF OWNING OUR COMMON STOCK. We will need additional capital as our volume of business grows. We may look to increased borrowings to meet this need. Borrowing, also known as leverage, magnifies the potential for gain or loss on amounts invested in Seller Financed Real Estate Receivables, and this affect increases the risks associated with investing in our securities. As interest rates increase, and the spread between the market interest rate and the Yield rate that we used in purchasing our Seller Financed Real Estate Receivables narrows, the potential profit on resale of specific contracts may decline. Conversely, if interest rates drop, the potential profit on resale could improve. The impact of interest rate volatility will be offset somewhat by our intention to hold contracts for only a short time.

         CHANGES IN INTEREST RATES COULD AFFECT OUR COST OF CAPITAL. As the volume of business grows, we will need to increase our levels of borrowing. When interest rates rise, the cost of borrowings will also increase and this will erode our operating margins if we are not able to increase our discount to yield and Yield on contracts that we purchase. If operating margins are reduced, our profitability and the value of our shares may be negatively impacted.

         WE OPERATE IN A COMPETITIVE MARKET FOR THE PURCHASE OF SELLER FINANCED REAL ESTATE RECEIVABLES. We compete with a large number of private and public companies that purchase Seller Financed Real Estate Receivables. Many of our competitors have greater resources than we do. Increased competition will make it more difficult for us to make investments with attractive yields, and could provide downward pressure on operating margins and profitability.

         POSSIBLE FUTURE OFFERINGS OF OUR COMMON STOCK OR PREFERRED STOCK MAY BE DILUTIVE TO OUR SHAREHOLDERS. We have the right, on approval of our Board of Directors, to sell approximately 97,000,000 additional shares of Common Stock and up to 9,900,000 additional shares of Preferred Stock. Sales of additional shares of common or preferred stock could have a dilutive affect on our shareholders, including the shareholders that purchase Units in this offering.

         THE LOSS OF KEY PERSONNEL COULD IMPACT OUR ABILITY TO SUCCESSFULLY IMPLEMENT THE BUSINESS PLAN. The continuing services of Michael A. Kirk, our President, and Douglas B. Durham, our Chairman, are critical to the success of our business. Mr. Kirk, has extensive experience in the Seller Financed Real Estate Receivable business and personally knows many of the brokers that will provide us with product flow. Mr. Durham has broad experience in all areas of banking and provides critical expertise in capital formation and debt financing activities. The loss of the services of either of these individuals would impact our profitability and could affect our stock price.

         INVESTORS IN THIS OFFERING WILL BE RELYING ON MANAGEMENT TO SELECT VIABLE INVESTMENT OPPORTUNITIES. Investors in this offering will be dependent on management to identify profitable Seller Financed Real Estate contracts that can be resold at a profit after a short holding period. No assurances can be given that we will succeed in our efforts to purchase profitable contracts.

RISKS RELATING TO OWNERSHIP OF OUR SECURITIES.

         WE MAY NOT BE ABLE TO PROVIDE INVESTORS WITH ANY RETURN ON THEIR INVESTMENT. Investors in this offering will only receive a return on the investment if the value of the company grows and that value growth translates to higher stock prices, or if the earnings of the company are paid out as dividends. Since inception, the Company has not operated at a profit, and no dividends have ever been paid. Consequently, there is no certainty that this investment will ever provide a return to investors. If the company does not achieve profitable operations or growth in value, the investment may eventually be worthless.

         AN INVESTMENT IN OUR STOCK WILL LEAD TO CONSIDERABLE DILUTION OF YOUR INVESTMENT. As of December 31, 2002, the net tangible book value per share of our company is $0.39. After the exercise of the Warrants, if any, the net tangible book value per share will be $0.51 and Warrant holders will suffer immediate dilution of $2.49 (83%) per share. If the Warrants are not fully exercised, the dilution to exercising Warrant Holders in this offering will increase.

         THE WARRANT EXERCISE PRICE OF $3.00 PER SHARE AND THE PRICE OF OUR SERIES A PREFERRED STOCK AT $10.00 PER SHARE BEARS NO RELATION TO THE VALUE OF THE COMPANY. The price at which the Warrants and Preferred Shares are being offered was arbitrarily determined by us and bears no relationship to our assets, book value, operations, net worth, or to any other recognized criteria of value. In arbitrarily determining the offering price, we took into consideration such matters as our current financial resources, our assets, our cash requirements for a one-year period, and the general conditions of the securities markets. If the securities markets ascribe a lower valuation to our shares, the price will decline and investors in this offering will see a reduction in the value of their holdings.

         THERE IS NO CURRENT MARKET FOR OUR UNITS OR THE COMMON STOCK, AND IF A MARKET DOES NOT DEVELOP, AN INVESTMENT IN OUR SECURITIES WILL BE ILLIQUID. There is presently no market for the securities. There can be no assurance that an actively traded market will exist after completion of this Offering.

         YOU MAY HAVE TO DECIDE WHETHER TO EXERCISE THE WARRANTS AT A TIME WHEN YOU STILL DO NOT HAVE ADEQUATE INFORMATION ON WHICH TO EVALUATE THE COMPANY'S PROSPECTS FOR SUCCESS. The Warrants expire on April 30, 2003. At that time, we will only have been in business for fifteen months, and information on our operations may not be adequate to accurately assess our future prospects.

         MANAGEMENT HAS DISCRETION OVER HOW WE WILL USE THE OFFERING PROCEEDS, AND IF MANAGEMENT CHANGES THE USE OF PROCEEDS, THE CHANGE COULD AFFECT THE BUSINESS AND THE VALUE OF THE SHARES. The uses of the net offering proceeds are described in "Uses of Proceeds." The uses indicated are intended to allow the Company to meet the business objectives established in our business plan. See "Business". We have limited discretion to change our uses of proceeds among categories or types of Seller Financed Real Estate Contracts purchased, so long as the changes are consistent with good business practices. This discretion raises additional risks to investors in this offering. Any changes we make to the uses of proceeds could affect the Company's chances for long term success.

RISKS RELATING TO THIS OFFERING.

         TFS SHAREHOLDERS MAY WANT TO SELL THEIR GENESIS SHARES AFTER THEY ARE RECEIVED IN THE DIVIDEND DISTRIBUTION AND THIS COULD ADVERSELY AFFECT THE MARKET FOR OUR SECURITIES. Temporary Financial Services, Inc. (TFS) will distribute 737,280 shares of our Common Stock to its shareholders in a spin-off distribution. Management of TFS made the decision to invest in Genesis without shareholder approval and the shareholders of TFS that will now be shareholders of Genesis may not be interested in retaining their Genesis investment. Since the TFS shareholders will receive registered shares in the distribution, they will generally be free to resell their shares immediately upon receipt. If any numbers of TFS shareholders list their shares for sale, the market for our securities could be adversely affected.

         GENESIS HAS NOT YET DEMONSTRATED THAT IT WILL BE ABLE TO GENERATE EARNINGS AND PROFITS FROM WHICH THE PREFERRED STOCK DIVIDENDS MAY BE PAID. Genesis is recently formed and has not yet generated a profit from its operations. The Preferred Stock calls for a cumulative 8% per annum dividend to be paid quarterly. Genesis may not be able to pay this dividend unless its operations generate future earnings and profits.

         GENESIS MAY NOT HAVE SUFFICIENT FUNDS AT DECEMBER 31, 2006 TO REDEEM THE PREFERRED STOCK. The terms of the Preferred Stock call for mandatory redemption on December 31, 2006 unless the shares have already been redeemed prior to that time. Redemption on December 31, 2006 would require $1,100,000 plus any cumulative dividends remaining unpaid to that date. The availability of funds to pay the redemption costs will depend on many factors, including the successful operations of the business and the availability of alternative funding sources for Genesis. If the funds are not available to meet the redemption requirement, the holders of the Preferred Stock may be forced to hold their interests beyond December 31, 2006.

         NO SINKING FUND HAS BEEN ESTABLISHED TO PROVIDE FUNDS FOR REDEMPTION OF THE PREFERRED STOCK. Genesis has not established a sinking fund or other mechanism to provide the funds for redemption of the Preferred Stock on the mandatory redemption date of December 31, 2006. Consequently, no assurances can be given that Genesis will have the ability to fund the costs of redemption when they come due.

                                THE SPIN-OFF


RECORD DATE              Shareholders of Temporary Financial Services,
                         Inc. ("TFS") will receive one share of Genesis
                         Financial, Inc. Common Stock for each share of TFS common stock owned of record on _________, 2003.

PROSPECTUS               A copy of this Prospectus will accompany
                         each certificate being distributed to the TFS shareholders on the distribution date.

DISTRIBUTION DATE        737,280 shares of Genesis Common Stock
                         will be delivered by TFS to Atlas Stock Transfer
                         Corporation, the distribution agent on ____________, 2003, and the distribution agent will distribute the share certificates to TFS shareholders (along with a copy of this Prospectus), on or about
                         _________________, 2003.


LISTING AND TRADING      There is currently no public market for
                         our shares. Upon completion of this distribution, our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market.
                         We will attempt to have one or more broker/dealers agree to serve as marketmakers and quote our shares in the OTC Electronic Bulletin Board maintained by NASDAQ.
                         However, we have no present arrangement or agreement with any broker/dealer to serve as marketmaker for our common shares, and we can offer no assurances that any market for our common shares will develop. Even if a market develops for our common shares, we can offer no assurances that the market will be active, or that it will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market which develops, investor perception of our business, general market conditions, and our growth prospects.


BACKGROUND AND REASONS FOR THE SPIN-OFF.

         Genesis Financial, Inc. was formed on January 24, 2002 by Michael Kirk, Douglas Durham, and Temporary Financial Services, Inc. Michael Kirk and Douglas Durham developed a business plan for the Company. TFS provided the majority of the start-up capital and a line of credit to allow the Company to commence operations. TFS received 800,000 shares of Genesis, Inc. Common Stock for the organizational efforts and the seed capital. TFS also purchased a $200,000 convertible debt instrument and subsequently converted the debt instrument into 200,000 shares of common stock on September 30, 2002. As a result, TFS currently holds 1,000,000 shares of Genesis Financial, Inc. Common Stock.

         Since inception, Genesis has operated according to plan. While the Company incurred $68,178 in operating losses for the period from January 24, 2002 through December 31, 2002, management and TFS agree that the prospects for future profitable operations are excellent. As Genesis continues to grow and accumulate inventory of Contracts for resale, the Company will require additional capital. Management and TFS agree that the Spin-off will provide Genesis with additional opportunities to access the public equity markets for growth capital.

         TFS is also a publicly traded company engaged in the business of providing start-up capital and accounts receivable financing for temporary labor and other businesses. As a result of its investment in Genesis, TFS has been focused on two lines of business. By spinning off the Genesis shares to its shareholders, TFS will be in a better position to focus its efforts on making a profit in its own operations.

         The Spin-Off will leave TFS with 262,720 shares of TFS. TFS has indicated that it intends to continue to hold this block of stock for investment purposes.

MECHANICS OF COMPLETING THE SPIN-OFF.

         Within ten days following the date that the SEC declares effective the registration statement of which this Prospectus is a part, TFS will deliver 737,280 shares of our common stock to the distribution agent, Atlas Stock Transfer Corporation, to be distributed to the shareholders of TFS on a one for one share basis.

         If you hold your TFS shares in a brokerage account, your Genesis shares of common stock will be credited to that account. If you hold you're your TFS shares in certificated form, a certificate representing shares of your common stock will be mailed to you by the distribution agent. The mailing process is expected to take about twenty days.

         No cash distributions will be paid. Because the distribution ratio is one for one, no fractional shares will result from this distribution. No holder of TFS shares is required to make any payment or exchange any shares in order to receive our common shares in the Spin-Off. TFS will bear all of the costs of the distribution, and Genesis is bearing the costs of this registration statement.

TAX CONSEQUENCES OF THE SPIN-OFF.

         We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free Spin-Off under United States tax laws. Under the U.S. Tax Code, TFS would need to control at least 80% of our outstanding capital stock to qualify as a tax free spin-off. TFS does not meet this requirement and consequently, we do not believe that the distribution by TFS of our stock to its shareholders will qualify for tax free spin-off status.

         TFS has had no earnings or profits since its inception. The distribution of the Genesis Stock to TFS shareholders is likely, however, to create current earnings and profits to the extent that the fair value of the shares at the time of the distribution exceeds TFS' cost basis. At the time of the distribution, TFS will estimate the fair value of the stock being distributed and will provide a notice to each TFS shareholder receiving the Genesis Stock regarding the tax consequences of the distribution. At this time, TFS considers it likely that the distribution will create taxable income for TFS and taxable dividend income for each shareholder of TFS receiving shares in the distribution.

                          THE PREFERRED STOCK OFFERING
                              AND WARRANT EXERCISE

     In addition to the Spin-Off transaction, Genesis is offering 100,000 shares of Series A Preferred Stock, $10.00 par value at an offering price of $10.00 per share. The offering of Preferred Stock will provide the Company with an expanded capital base and the proceeds will be used to acquire additional Contract inventory for resale. If fully subscribed, the Preferred Stock Offering will generate gross offering proceeds of $1,000,000. See "Description of Securities - Preferred Stock" at Page.

     In connection with a private placement offering that was conducted in the third and fourth quarters of 2002, the Company sold 125,000 Units where each Unit consisted of one share of Common Stock and One Common Stock Purchase Warrant. A total of 125,000 Warrants are outstanding, entitling the holders to purchase 125,000 shares of Common Stock at $3.00 per share. The Warrants are exercisable at any time after December 31, 2002, and expire by their terms on April 30, 2003. The Warrants may be called by the Company on thirty days notice. See "Description of Securities - Warrants" at Page ____. When purchased in the private offering, the purchasers received shares of restricted Common Stock and Warrants. By including 125,000 shares of Common Stock underlying the Warrants in this registered offering, the Warrant Holders will receive registered shares if the Warrants are exercised. As a result, the Warrant Holders will be free to sell the shares of stock acquired through the Warrant exercise. If a substantial number of Warrant Holders exercise their Warrants and then attempt to sell their shares, the selling pressure could depress the market for the Company's securities. See "Risk Factors" at Page
____.

     If all of the Warrants are exercised, the Company will receive $375,000 in gross proceeds. Including the Preferred Stock offering, the Company could receive up to $1,375,000 in gross offering proceeds from this offering. The offering proceeds will be applied as set forth in the "Use of Proceeds" at Page
____.

                                USE OF PROCEEDS

         The following table sets forth information concerning the estimated use from the Offering assuming the Preferred Stock offering is fully subscribed and all of the outstanding Warrants are exercised. No minimum offering amount has been established for this offering, and all funds generated from sales of Preferred Stock or exercise of Warrants will be immediately available to the Company for application in accordance with the uses set forth below. If the Preferred Stock offering is not fully subscribed, and/or all of the Warrants are not exercised, the amount available to the Company will be less. In such circumstances, proceeds from the offering will be applied first to offering costs and then in the order of uses listed.

              Gross Offering Proceeds
                Preferred Stock Offering                 $1,000,000      72.7%
                Warrants                                    375,000      27.3%
                                                     --------------   --------
                   Total Gross Offering Proceeds         $1,375,000     100.0%
                                                      -------------   --------
              Offering Costs
                Professional Fees                      $     40,000       2.9%
                Registration Costs                            5,000       0.4%
                Printing                                      5,000       0.4%
                                                      -------------   --------
                   Total Estimated Offering Costs            50,000       3.7%
                                                      -------------   --------
              Net Offering Proceeds                      $1,325,000      96.3%
                                                      =============   ========

              Uses of Net Offering Proceeds
                Purchases of Contracts for Resale       $   750,000      54.5%
                Joint Venture Participations                250,000      18.2%
                Working Capital                             325,000      23.6%
                                                       ------------    -------
                   Total Uses of Net Offering Proceeds   $1,325,000      96.3%
                                                       ============    =======

         Purchases of contracts for resale consist of seller financed real estate receivable contracts that the Company will purchase in the ordinary course of business. The contracts are held in inventory pending resale. Joint venture participations include contracts that the Company purchases in cooperation with one or more other investors. Typically, joint venture participations are for larger total investments and the contracts are expected to be held for longer durations than those that the Company typically purchases for resale.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled "Prospectus Summary," "Business," and "Management's Discussion and Analysis." These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

- -     the  capabilities,  development  and  marketing  of  our  services;
- -     market  opportunities  in  the  Seller  Financed  Real  Estate
        Receivables sector;
- -     generation  of  returns  through  resale  of  contracts;
- -     our  plans  for  future  enhancements  of  our  services  offerings;
- -     our  ability  to  attract  product  flow;  and
- -     our  sources  of  revenues  and  anticipated  revenues.

     In some cases, you can identify forward-looking statements by terms such as "may", "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in this Prospectus in greater detail under the heading "Risk Factors" at Page ____. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this Prospectus.

     This Prospectus may also contain statistical data regarding the seller financed real estate receivables market sector that we obtained from private and public industry publications. These publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. Although we believe that the publications are reliable, we have not independently verified their data.

     You should read this Prospectus and the documents that we reference in this Prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 2002. This section should be read in conjunction with the financial statements and related notes contained elsewhere in this Prospectus.

                                                              As of December
                                                                 31, 2002
                                                              ---------------
                Common stock, 100,000,000 shares,
                   $.001 par value, authorized, 2,225,000
                   issued and outstanding                     $     2,225

                Preferred stock, 10,000,000 shares,
                   $.001 par value authorized, none issued              -

                Additional paid-in-capital                        931,675

                Retained earnings (deficit)                       (68,176)
                                                              ---------------

                     Total Capitalization                        $865,724
                                                              ===============

                         DETERMINATION OF OFFERING PRICE

     The offering price for the Preferred Stock and the exercise price for the Warrants were arbitrarily determined by the Company after consideration of several factors, including the current value of the Company's common securities based on other recent private sales transactions, an assessment of the Company's management, net asset values, future business prospects, prevailing market conditions, and the operating histories of competing firms. There can be no assurance that the Company will meet anticipated levels of operations or otherwise will be successful, or that the value of the Preferred and Common Stock will not be lower than the prices at which they are offered hereby. See "Risk Factors" at Page ____.

     The Company has never declared or paid a dividend and no assurances can be given that dividends will be paid in the future.

                   CERTAIN MARKET INFORMATION AND MARKET RISKS

     No public trading market currently exists for our Common Stock. We do not intend to develop a public market until the Spin-Off is completed. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, you may not be able to liquidate the Common shares you received in the Spin-Off, or the Common shares received from exercise of Warrants. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this Prospectus, including the many risks associated with an investment in our securities, may have a significant impact on the market price of our Common Stock.

     No shares of Preferred Stock are presently outstanding and we have not taken any steps to attempt to create a public trading market for the Preferred Stock that may be outstanding after the offering described in this Prospectus. There can be no assurance that a public trading market for the Preferred Stock will develop or if developed will be sustained in the future. If no public market develops for the Preferred Stock, you may be unable to liquidate your position without considerable delay, if at all.

     It is not likely that our securities will be listed on a national or regional exchange or on NASDAQ and will therefore be subject to rules adopted by the Commission regulating broker dealer practices in connection with "penny stocks." Penny stocks are subject to additional controls that could limit the value of the shares in the secondary trading markets. For instance, if a broker dealer is the sole market maker in our shares, that broker dealer must disclose the fact that it has presumed control over the market and must provide monthly account statements showing the value of each penny stock held in the customer's account. These requirements may be considered cumbersome by the broker dealer and could impact the willingness of the broker dealer to make a market in the shares, or they could affect the value at which the shares trade.
Classification of the shares as penny stocks increases the risk of an investment in the shares.

     NASDAQ currently operates the OTC Electronic Bulletin Board system (OTCBB) for automated quotations of stocks that are not listed on national or regional exchanges or NASDAQ. NASDAQ has recently proposed that it replace the OTCBB with the Bulletin Board Exchange (BBX), and its request is currently being reviewed by the Securities and Exchange Commission. NASDAQ has indicated that it expects BBX to be operational sometime toward the end of 2003. Once BBX is operational, NASDAQ has indicated that it intends to phase out the OTCBB. The phase out of OTCBB will force public companies to either list their securities on BBX, or look to other avenues to maintain a public market in their shares. The primary alternative market place is the "Pink Sheets." No assurances can be given that the Company will qualify for a BBX listing, or that we will choose to incur the costs of a BBX listing if we otherwise qualify. As a result, if NASDAQ phases out OTCBB, our securities may be limited to trading through the Pink Sheets quotation system. We cannot determine what impact this would have, if any, on the market for our securities or their value.

                                    DILUTION

     As of December 31, 2002, the Company has outstanding 2,225,000 shares of its no par value Common Stock, with a net tangible book value as reflected in the Company's balance sheet at December 31, 2002 of $865,724 or $0.39 per share. Net tangible book value per share represents the amount of the Company's tangible assets less its liabilities, divided by the number of shares of its Common Stock outstanding.

     The Spin-Off transaction represents a distribution of shares that are already outstanding and will have no effect on the net tangible book value of the Company. The Preferred Stock offering and the Warrant exercise will result in issuance of additional shares and will impact net tangible book value.

     The Company currently has 125,000 Common Stock Purchase Warrant entitling the holders to purchase a share of Common Stock for each Warrant held at an exercise price of $3.00 per share. If all the Warrants are exercised, the Company would receive $375,000 of additional equity capital. In the aggregate, the Warrant exercise would result in net tangible book value of $1,190,724, an increase of $325,000 (gross offering proceeds from the Warrants of $375,000 less registration expenses of $50,000), at which time there would be 2,350,000 shares of Common Stock.

     Net tangible book value per share would then be approximately $0.51 ($1,190,724 divided by 2,350,000) per share. The dilution to the persons exercising the Warrants will be $2.49 per share, or 83%, based on the Common Stock purchase price of $3.00 per share. The benefit to the existing shareholders is $.12 per share, based on the net tangible book value per share prior to the offering.

     The dilution to the Warrant holders that exercise their Warrants is due in part to the lower net tangible book value attributable to the common stock issued to current shareholders and the expenses incurred by the Company in connection with the sale of Securities to investors in this offering.

     The Preferred Stock being offered in this Prospectus contains rights and preferences that distinguish the Preferred Shares from the Common Shares. The Preferred Shares are not considered in this dilution computation.

                      MANAGEMENTS' DISCUSSION AND ANALYSIS

     Genesis Financial, Inc. is engaged in the business of buying and selling
seller financed real estate contracts ("Contracts").   We purchase Contracts at
a discount and hold them in inventory for a relatively short period to provide seasoning and value appreciation. After the holding period, we sell the Contracts. We expect to derive operating revenues from resales of Contracts at a profit, and from interest income derive from Contracts during the holding period. From time to time, we also participate with others to purchase Contracts on a joint venture profit sharing basis, and we consider other forms of cash flow instruments when warranted.

RESULTS OF OPERATIONS.

     The Company was organized on January 24, 2002, and began actively purchasing contracts in April, 2002. Through December 31, 2002, the Company had purchased sixty-seven contracts at a total cost of $3,481,506. Thirty-seven of the Contracts had been sold as of December 31, 2002, and thirty of which were still held in inventory. From the 30 Contracts that were sold, the Company generated gross revenues of $2,370,042 against cost of sales of $2,160,623 for a gross profit of $312,575 or 13%. The Company books contracts into inventory at the time of purchase at the actual dollar cost paid, and relieves inventory to cost of sales at the time the contracts are sold. In addition, the Company generated $68,843 from interest income while Contracts were being held in inventory, and $29,688 in broker fees for serving as intermediary on other investors purchases.

     Management considers a 13% gross profit to be reasonable for the first year of operation. The Company focused on establishing connections with brokers and Contract buyers during the first four months of operations, and now has an established referral base for Contract purchases, and a pool of buyers for Contract sales. As a result, management believes that it is well positioned to grow in future periods. During the Company's second year of operations, the focus will be on increasing the number of Contracts purchased and accelerating inventory turnover. This will require that the management select Contracts that are attractive to the pool market. Management is also taking steps to develop additional sources for sale of contracts, including building relationships with banks, individual investors, and investment pools.

     From inception on January 24, 2002 through December 31, 2002, the Company generated a net loss of $68,176. The loss was primarily the result of the time it took to start-up the Company, establish a steady deal flow, and build up a sufficient level of inventory to support pooled sales to the Company's Contract buyers. The Company did not purchase its first Contract until April, 2002, and did not generate Contract sales revenues until June, 2002. We are now experiencing steady deal flow and expect that operating results will improve into 2003. We are operating according to the business plan prepared at the formation of the Company, and we believe that we will be profitable in 2003.

     From inception (January 24, 2002) through December 31, 2002, we incurred $205,349 in compensation expense, and $47,607 in interest expense. We are currently staffed with four full time employees, and we consider our compensation expense to be reasonable and necessary. As the business grows and inventory turnover increases, we expect that we will need to hire one or two additional employees in 2003.

     Interest expense is incurred on borrowings under a line of credit with an affiliated company. We are currently operating under a $2,000,000 line of credit bearing interest at the prime rate plus two percent (6.25% at December 31, 2002). The line of credit also includes a one-half percent origination fee. We consider the terms of the line of credit to be at least as favorable as those available to us from an unaffiliated lender. As of December 31, 2002, the balance on the line of credit was $1,055,525.

     Other expenses totaling $127,795 were incurred for normal start-up and operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 2002, we had cash available of $344,304, and nearly $950,000 available under our line of credit. We are also holding 30 Contracts in inventory with an aggregate cost of $1,320,883 that we expect to turnover in the next three to six months.


     We are currently working with several private investors to develop additional funding and/or holding vehicles that will provide additional capital resources to the Company. From time-to-time, the resale values of Contracts on property types that are temporarily in disfavor will become depressed. This may occur for any number of reasons, but the impact to the Company is a short term impact on the profit that may be realized on resale of such Contracts. In these circumstances, holding such Contracts while waiting for the market to turn will typically allow a greater return than if the Contracts are sold immediately. We generally prefer to sell our Contracts in three to six months, and we do not have the capital resources at this time to hold Contracts for extended periods while waiting for improved market conditions. Private investors and private investment pools offer one source of capital that we may be able to tap to increase our ability to wait out market fluctuations. We are working on an investment vehicle that will take advantage of this capital resource. If successfully developed, the investment pool concept will provide us with additional flexibility in managing our inventory and pool sales to maximize profits. We expect to begin offering this investment pool vehicle in the first quarter of 2003.

     We believe that our capital resources are adequate to fund continuing operations at a reasonable level for the coming year. We pay close attention to our deal flow and expected funding requirements to stay within our available resources. We are able to control our funding rate to a limited degree by adjusting our pricing, and we believe that we will be able to operate within the limits of our capital resources in the coming year. To the extent that more capital becomes available, we will also be able to adjust our pricing to accelerate our business.

     As described in this Prospectus, we will be offering $1,000,000 of Series A Preferred Stock to new investors on a self underwritten basis. If successful, we will receive approximately $950,000 of equity funds to further expand our business operations. We also have 125,000 Warrants outstanding that would generate $375,000 in proceeds if fully exercised. These funds will be applied to Contract purchases and joint venture participations if and when received.

                                    BUSINESS

OVERVIEW

         INTRODUCTION. Genesis was formed to purchase and resell Seller Financed Real Estate Receivables contracts (also referred to as "Contracts" or "Real Estate Notes") and to eventually service a full range of cash flow investment products, both as purchaser and as reseller. We will initially focus on purchasing residential and commercial real estate receivables contracts from $25,000 to $250,000 in value, and we may broker larger transactions. As the business grows, we intend to expand our services to include larger contracts and other forms of cash flow investment instruments. We will purchase Real Estate Notes from holders at a discount to the face amount of the Contracts, and after a short holding period, we will resell the Contracts, typically as part of a larger pool of Contracts, at a profit. We add value to the process by acquiring individual Contracts, seasoning the Contracts for a relatively short period of time, and then assembling individual Contracts into a larger pool of Contracts that can be offered to larger private, public and institutional investors. A detailed description of the seller financed real estate receivables industry and our intended business follows.

         INDUSTRY BACKGROUND. The practice of seller financing has been around for thousands of years. Real Estate Notes have been used by sellers ever since men started claiming parcels of land as their own. Historically, no market existed for sale of Real Estate Notes, so a holder of a note typically collected the payments from the borrower, and held the note to maturity. It is only in the last 15 years or so that an active market for selling real estate receivables on a large scale has developed.

         The market for seller financed Real Estate Notes developed, in large part out of the business evolution of Metropolitan Mortgage & Securities Co., Inc. ("Metropolitan"). Metropolitan was founded Spokane, Washington in 1953 and is a privately owned, diversified financial services company with assets recently totaling $1.1 billion. Its subsidiary, Western United Life Assurance Company ("Western") was organized in 1963 and sells annuities through 1,400 sales reps in 16 states in the western United States. Western invests the cash generated from the sale of annuities to fund the purchase of pools of receivables from Metropolitan. Metropolitan has developed a network of brokers throughout the country who purchase individual real estate receivables contracts directly from retail sellers and then wholesale them to Metropolitan.

         HISTORICAL COMPETITION. Metropolitan was not the only player in the market for real estate receivables, but until recently, it was the nation's largest purchaser of seller-financed real estate receivables. Associates Financial Services, headquartered in Dallas, Texas, and several other large finance companies (Nations Bank, GMAC, Bank of America, Beneficial Finance, AVCO Finance, American General, Chrysler First, Security Pacific, Sears, and others) have also been active in the real estate receivables market, but these other players never reached the volumes of Metropolitan at its peak, and many lacked the product knowledge and unique underwriting skills to successfully compete in this business over the long term. Some large real estate receivables brokers also competed for product by buying receivables direct from sellers, then warehousing the receivables with specialty warehousing lines provided by First National Acceptance Corp. and Associates Financial Services.

         Associates Financial entered the market in 1988 with its acquisition of Signal Financial Corporation. Associates Financial was a subsidiary of Associates First Capital Corp., the largest publicly traded finance company in the US with managed assets of more than $100 billion and 2,750 offices throughout the US and 13 other countries. Domestically, Associates invested $200-$300 million annually in seller-financed real estate receivable pool purchases, and about $50 million annually in individual receivables. Associates typically held all its real estate receivables in its portfolio. Associates was acquired in November 2000 by Citigroup. In March 2001, Citigroup closed Associates' seller financed receivable unit because the unit was too small and required the delegation of too much authority to the internal underwriting process. Today, Associates Private Mortgage Operation is gone entirely.

         First National Acceptance Corp. (Lansing, MI), an affiliate of Michigan State Bank, at one point had approximately $170 million in warehousing lines to large receivables brokers. Many of the lines were, however, poorly underwritten and administered, and FNAC incurred considerable losses. As a result, FNAC has now cancelled almost all of the lines, leaving the larger brokers with little ability to hold real estate receivables for pooling and sale to the secondary markets.

         Private Mortgage Services (Saratoga Springs, NY) was an aggressive buyer of real estate receivables with big plans. Attempting to mimic Metropolitan, they registered a $5 million debenture offering selling small certificates to the public. To fully subscribe the offering they offered up to 13% interest rates on the debentures. The high cost of funds and high overhead forced the company to buy receivables at discounts to yield 17%. At a 17% discount to yield, the real estate receivables available to the company were of "junk" quality and the company suffered significant losses. Private Mortgage Services filed bankruptcy in 2000.

         The elimination of these historical competitors in the real estate receivables industry has created a void in the market. The sources for Contract sales are more limited, and the brokers with the product to sell are faced with limited avenues. This creates a market opportunity for Genesis and is the focus of the Genesis business plan.

         CURRENT COMPETITION. In addition to Metropolitan, two large finance companies have reentered the market to fill the void created by the industry shakeout. They are Bayview Financial Trading Group and C-Bass.

         Bayview is a 20 year old private firm owned by management and Allstate Insurance Company. The investment banking firm purchases individual receivables through their subsidiary, Interbay Funding, LLC, located in Dallas, Texas. Large receivables and receivable pools are purchased directly through Bayview's Florida operation. Interbay's operations are now run by a former head of Associates Private Mortgage Operation. Interbay and Bayview strictly buy wholesale product utilizing the existing broker network.

          C-Bass is a New York based financial services company operating in the real estate receivables market through its subsidiary, NoteOne, Inc. NoteOne is headquartered in Midland, Texas, and focuses on the acquisition of single family receivables throughout the United States. NoteOne utilizes both the wholesale broker network and the retail direct mail campaigns to generate inventory. C-Bass was formed and capitalized by Enhance Reinsurance Company, a New York insurance company, and MGIC Investment Corp., a Milwuakee parent of Mortgage Guaranty Insurance Corp., the nations largest provider of private mortgage insurance. C-Bass was recently purchased by Philidelphia based Radian Group, Inc. the nations other leading provider of mortgage insurance.

         There are other regional companies that purchase real estate notes, but their businesses are not national in scope and, even though they may be better capitalized than Genesis, are not viewed as principal competitors.

         SUSTAINABLE COMPETITIVE ADVANTAGE. At this time, the market for Real Estate Notes is fragmented and disrupted, and there is no single player that dominates the landscape. The fragmented nature of the industry will allow many companies to enter the business and we expect that competitive pressures will serve to keep margins lower than those enjoyed by Metropolitan in its heyday. In this competitive environment, we will seek to distinguish our services from those of our competitors through excellent service, rapid customer response, and consistent and fair underwriting evaluations and procedures. We believe that our market focus on superb service and our existing contacts in the industry will provide a sustainable competitive advantage. Capitalizing on the near term business opportunity will establish Genesis as a significant player in the Seller Financed Real Estate Receivables industry, and will provide the base of operations from which we expect to grow a full service financial products business. By continuing excellence in serving our customers, we seek to become a dominant national player in this industry.

MARKET ANALYSIS

         The Seller Financed Real Estate Receivables business is a small part of the business of financing real estate purchases. To understand our market, it is helpful to first gain a broader perspective of the overall business of financing real estate purchases, and where our niche fits in the overall market. Key elements of the industry such as the broker network are also described in the paragraphs that follow.

         TRADITIONAL REAL ESTATE FINANCING. The Federal National Mortgage Association (FNMA, or "fannie mae") and the Government National Mortgage Association (GNMA, or "ginnie mae") are agencies of the federal government established many years ago primarily to facilitate financing of 1 - 4 family owner-occupied residential real estate. FNMA and GNMA establish strict guidelines for the type of collateral and the creditworthiness standards of the individual buyers. When the collateral and borrower meet those guidelines, traditional mortgage lenders can sell the resulting home loans through a sophisticated and very large secondary market network. Purchasers of FNMA and GNMA "mortgage-backed securities" ultimately provide the funding of such loans. Most of the homes sold in the US are financed through this mechanism.

         When a transaction does not meet strict collateral and credit standards, the transaction cannot be sold through this FNMA/GNMA secondary market funding network, and must be funded through other means. In many cases, seller financing is the most desirable alternative, and that is when Genesis can help.

         SELLER FINANCED REAL ESTATE RECEIVABLES. The number of seller-financed real estate receivables transactions is difficult to quantify because the transactions are private. The only way to accurately identify seller financed receivables in a given county would involve physically reviewing every title transfer recorded throughout an entire county. To the best of our knowledge, there is little reliable data that is publicly available. We know that Metropolitan, Associates, and the American Cash Flow Institute have all conducted research over the years, but much of this information is either not publicly available or is costly to obtain.

         Taking what information is available publicly, it is possible to get a rough idea of the size of a single aspect of the real estate business (single family residential), and from this information estimates can be made of the size of the seller financed portion of the market. In a composite of research that was conducted over the past 10 years, the total market for single family residential real estate transactions is estimated to be:

   Total of residential real estate loans - average outstanding                        $   1.700  trillion
   Less: New Construction loans - (not purchase financing, @ 20%)                      $    .340  trillion
                                                                                       -------------------
           Total Residential purchase financing - average outstanding                  $   1.360  trillion

         This information was compiled by the Robinson, Gilmore and Critical
Data research firms, utilizing surveys by the National Association of Realtors and the National Association of Mortgage Bankers.

         Extrapolating the dollar volume of seller financed real estate transactions from the total single family residential market, the following information was derived:

         Estimate of Seller-Financed transactions (estimated @ 6%)                       $  81.60  billion

         Estimate of Note-Holders Willing to Sell (12% of seller financed)              $    9.80  billion

         From the available information, three professional market research firms separately estimated that at any given point in time, there are nearly $10 billion of single-family residential seller-financed notes available for purchase. At the time this research was conducted, it was estimated that the average dollar amount of all residential seller-financed receivables was $63,000, so it is estimated that in excess of 155,000 contracts were available at that time.

         THE IMPACT OF ECONOMIC CYCLES ON SELLER FINANCED REAL ESTATE NOTES. In recent history, the volume of seller financing has increased when interest rates rose because buyers could not afford monthly payments associated with high-rate loans, and could not qualify for home loans under GNMA/FNMA's income ratios. Seller financing was used as tool to help sell the properties. The same holds true when money is tight during recessionary cycles as sellers offer favorable terms to reluctant buyers to make sales more attractive. To some extent, therefore, seller financing is counter-cyclical. When the availability of product increases, either because interest rates are high or because money is tight, the transaction volume of the buy/sell intermediaries also increases.

         Spreads increase when interest rates are high, primarily because there is more room to factor in a discount to yield. As a result, when rates are up, buy/sell operations in the Seller Financed Real Estate Receivables business enjoy much higher gross returns. When mortgage rates peaked at 17%, intermediaries regularly earned spreads of 6% or more.

         The economic environment in 2002 is somewhat unusual and presents a uniquely attractive opportunity for Genesis as a Real Estate Note intermediary. We currently have recessionary pressures and the related soft consumer spending with historically low interest rates. Simultaneously, large finance companies are tightening credit requirements and exiting the "sub-prime" lending markets. The closure of Associates Private Mortgage Operation described above is one example of this trend. Another example was published in the Wall Street Journal on August 16, 2001 when Bank of America announced its intent to discontinue sub-prime lending. The seller-receivable industry is only one small component of the sub-prime category, and is not technically "sub-prime" because collectability is based on the proper underwriting of the collateral rather on the creditworthiness of the payee (borrower). When Bank of America or Citigroup, or a market leader like Metropolitan, pull out of a market, it leaves a huge void. The void creates an excellent opportunity for those who are properly positioned to take advantage of the situation.

         BROKER NETWORK. The national mortgage broker network has evolved over the years into a large, highly fragmented group of entrepreneurial financial referral sources. Each broker has his/her own area of expertise. Most focus only on real estate offered in their respective local geographic markets. Some also market their services regionally and nationally.

         Three significant for-profit training companies have developed over the last 10 years specifically to train individuals in the techniques and potential profits of brokering seller-financed receivables. The largest of these companies, the American Cash Flow Association ("ACFA") of Orlando, Florida, has graduated 30,000 "cash flow managers" who have training in the placement of seller-financed receivables, account receivable factoring, and other niche financing opportunities. Not all trained brokers are competent or remain active in the industry, but 3,000 active brokers annually attend ACFA's convention.

         Of the active brokers, there are about 25 who market nationally and are especially productive in generating seller-financed receivables. Our management knows these brokers very well. Four of the five top-producing brokers in the country are former contract buyers for Metropolitan, and all were hired and trained by Mike Kirk, our President. Mike Kirk maintains excellent working relationships with these top-producing brokers. As our business grows, we will focus our efforts on maintaining established long-term relationships with the nation's key brokers.

                                    MARKETING

         We commenced operations in January, 2002, and have been narrowly focused on developing our product flow during our first eleven months of operations. As a result, we have taken a relatively low key approach to our marketing effort, relying primarily on reestablishing broker relationships through direct personal contact, word of mouth advertising, and deal solicitations by e-mail and fax to a wide list of prospects. We have also spent considerable effort at reestablishing contacts with institutional buyers of Real Estate Note pools to whom we can move our contract pools while we grow the business.

         In May, 2002, Mike Kirk, Doug Greybill and Doug Durham attended the American Cash Flow Association ("ACFA") trade show in Chicago, Illinois. Mike Kirk was a featured speaker and used the opportunity to personally greet many of his top-producing broker contacts. In June, we attended the NoteWorthy convention in Las Vegas, Nevada. The ACFA show is the largest convention in the industry, attracting 3,000 brokers and most of the major institutional buyers of cash flow products.

         As our business grows, we will undertake to broaden our marketing presence and raise our profile through some or all of the following methods:

o We will establish a website where brokers, investors and property buyers can learn about our programs and staff.
o We will use "broadcast fax" capabilities to announce new programs and parameter changes to our broker-clients.
o We will send monthly mailers to brokers and secondary market investors to stay in front of our key clients.
o We will maintain our presence at the two major national industry conventions held each year, sponsoring workshops and convention sessions at these shows to promote the benefits of working with Genesis.
o A leading broker-training institution has offered to promote Genesis as one of the leading receivable buyers in return for our participation in their training sessions. This provides us with the platform to train the next generation of brokers in our methods and establish credibility with new brokers who are just getting started in the market.
o We may develop modest promotional awards to say "thank you" to brokers and investors.
o We may run small classified ads in a few newspapers and other publications in the Northwest. This will allow us to pick up a few retail transactions, generating additional volume at much higher spreads.

         The main thrust of Genesis' marketing effort will continue to involve daily telephone contact with the 25 key brokers in the country, all of whom are well known by our management. Our success will depend on long-term broker relationships and our staff will continue the high level of service they are known for.

                                    PRODUCTS

         We will initially focus on buying and reselling seller financed residential and small commercial real estate receivables contracts. In appropriate circumstances, we will also generate fees from brokering deals that either do not meet our funding requirements or are too large for our current capabilities. After the business is established and our relationships with the brokers, the institutional buyers, and our primary lender are more firmly entrenched, we will expand our product offerings to include other cash flow products. These products are discussed in more detail below.

         SELLER FINANCED RESIDENTIAL REAL ESTATE RECEIVABLES. Seller financed residential real estate receivables represent first lien positions on residential property (also referred to as "houses" or "collateral"). The houses may be located anywhere in the United States. The related Real Estate Notes will normally range in size from $20,000 to $250,000 and are expected to average about $75,000. The receivables will usually require monthly payments to amortize the receivable balance over terms of up to 30 years, although balloon payments and "calls" (shorter maturities dates) are not uncommon.

         On average, Genesis will buy the Real Estate Notes at a discount to yield 2% to 4% or more above the face (stated) interest rate on the note or contract. By using the discount to yield to calculate the net present value of the future cash flow stream, our investment in the receivable will be substantially less than the face (stated or nominal) balance of the receivable. We will typically hold the receivable for 90 to 180 days, during which time we will collect the receivable payments directly from the person obligated to pay the receivable.

         After we have acquired a sufficient number of receivables, we will sell them in groups (pools) to secondary market investors. The receivable pools typically sell at discounts to yield 1% to 3% more than the face rates of the receivables. The difference between our discount to yield on the purchase of receivables (2% to 4% over face rate) and our discount to yield on the sale of the receivables (1% to 3% over face rate) is referred to as the "spread". Since receivables are sold at a positive "spread" or a premium over our cost, the sale of receivables produces a gain. Our revenue is generated from both the interest earned on owned receivables while they are held for resale, and the gain on the sale to the secondary investor. Our profitability is a directly related to the total receivable volume and the average spread.

         Sellers' receivables fall into two broad categories: "SEASONED RECEIVABLES," and "SIMULTANEOUS CLOSINGS". Seasoned receivables are those that originated some time in the past and the payor has established a payment history on the receivable. These seasoned receivables are perceived to involve less risk because of the established payment record. "Simultaneous closings" are those seller receivables that we purchase and fund at the same time that the buyer is purchasing the property from the real estate owner. No payment history exists on a simultaneous closing, and unlike conventional home financing, the real estate owners (sellers) rarely obtain in-depth credit information on their buyer. As a result, underwriting the receivable is highly subjective and very collateral-oriented.

         All the residential receivables in this product category will be secured by first liens on residential real estate houses. The value of the houses are determined by appraisals performed by appraisers familiar with markets where houses are located and performed at the time the receivables are created by the seller. The nominal balance of the original receivable compared to the appraised value of the houses (the Loan to Value, or LTV) will normally range from 70% to 90%. Since we buy the receivable at a discount, our investment in the receivable is lower than the face. Our investment compared to the value of the collateral (Investment to value, or ITV) will normally range from 60% to 80%. For seasoned receivables Genesis' underwriters may require that the original appraisal be supplemented with an updated appraisal (usually with a current "drive-by" or "windshield" appraisal).

         All receivables are sold "service released", meaning that the buyer of the receivable assumes the right and responsibility to collect the payments and service the receivable. All receivables are both bought and sold non-recourse.

         Our returns are dependent on how well and how efficiently we enhance the value of the receivables we purchase. The primary risk of owning any receivable is the risk of non-payment. Since seller receivables frequently lack comprehensive borrower credit information, the credit risk is often difficult to quantify and the underwriting process focuses primarily on collateral (see Underwriting Section). Investors believe that as a receivable becomes seasoned, the risk of non-payment drops. By holding a receivable, even for 3 to 6 months, and receiving a history of payments, the risk goes down and the value of the receivable increases significantly. Increased value of a receivable is reflected in a lower discount to yield requirement by the secondary market investor and a higher spread on the sale of the receivable.

         In order to maximize the velocity of the funds available to us during the first year of our business, we intend to sell all receivables as soon as practical (within 90 to 180 days). As we build a stable financial base and develop adequate funding capacity, we will consider holding selected loans for longer periods of time when the extended holding periods will provide greater profits.

         SELLER FINANCED COMMERCIAL REAL ESTATE RECEIVABLES CONTRACTS. The commercial contracts follow the same basic process as residential contracts. The only significant difference between the two is in type of collateral that underlies the contract. We will limit commercial property contracts to those less than $250,000, and initially, we will not bid a commercial property until we have determined that we have a buyer for the contract ready, willing, and able to purchase the contract from us within a reasonable time after we close.

         BROKERED LOAN AND REFERRAL FEES. From time to time, we will be presented with residential and commercial financing requests that do not meet our current requirements, but that we can refer to another financing source that will fund the transaction. In such cases, we will earn referral or finders fees for simply referring the prospective transaction. In some cases, we may agree to document and close the transaction in a "simultaneous closing" in which the funding source remits funds to the closing agent and pays us the referral fee that we earned on the transaction. In either case, we are never at risk, and we never outlay our own funds to complete the transaction. We expect to be able to generate brokered loan fees totaling $50,000 or more in its first year and $100,000 or more in later years.

         OTHER TYPES OF RESIDENTIAL REAL ESTATE RECEIVABLES. In most instances, our purchases of seller financed real estate receivables contracts will involve a purchase of the entire note balance. In some instances, this method may be modified to in any of several ways.

          PARTIAL PURCHASE. This is the purchase of the front portion of the contract cash flow. For example, Genesis might purchase the first ten years cash flow of a twenty year note, and the remaining ten years might be retained by the seller. In a partial purchase, our position is secured by a recorded full assignment of the note. An unrecorded "Partial Agreement" contract is signed with the seller, outlining the agreement. The seller's position in title is eliminated, and should the note go into default, the seller must either pay off our position or forfeit their rights to the remaining cash flow. (Partial transactions are saleable in the secondary market on a whole loan basis, but cannot be securitized at this time.)

          REVERSE PARTIAL PURCHASES. This is the purchase of the entire note, with an agreement to pass through a certain number of the front-end payments. For example, we may purchase a twenty year note, but agree to pass the first six payments through to the seller. This option is also secured by a recorded full assignment of the note and related lien document. An unrecorded `Reverse Partial Agreement' contract is signed with the seller, outlining the agreement. The seller's position is eliminated. Should the note become delinquent, or go into default, the RPA becomes invalid, and the pass through obligation is eliminated. Because these notes are not saleable in the secondary market until the pass through period has expired, Genesis will not purchase such transactions until at least until year 2, and only after it is positioned to hold receivables for the six (6) month pass through period.

          OTHER RESIDENTIAL PRODUCTS. There are numerous ways to purchase the cash flows of receivables including multi-stage payouts, split payments, and many other variations beyond the options listed above; it's simply an internal rate of return calculation of the cash flow stream the seller desires to sell. Due to the uniqueness, and difficulty in servicing, many of these purchasing options are not saleable to secondary market investors. Since Genesis intends to resell everything it purchases, our purchasing options will be limited to only those programs that are readily sold in the secondary markets.

         NON-REAL ESTATE CASH FLOWS. There are a number of cash flows available to purchase which are not secured by real estate but are paid by credit worthy payors (e.g. annual lottery payments paid by state governments, structured settlements payable by large companies, insurance company annuities paid over time). Lucrative yields can be earned by purchasing these receivables. The secondary market for these receivables is very limited. Genesis may take advantage of opportunities to broker such receivables as the opportunities may arise.

UNDERWRITING

         INTRODUCTION. The key to success with Genesis' business model rests with the Underwriting process for seller financed real estate receivables purchases. Underwriting for Seller Financed Real Estate Receivables is significantly different from underwriting FNMA/GNMA loans. FNMA/GNMA loan applications are completed by trained clerks and approved or declined by a computer with little subjective analysis of the borrower or the collateral. This is necessary in order to maintain uniformity of product for the guarantying government agencies and the end investors. Underwriting seller financed real estate receivables is highly subjective and requires very experienced analysis and understanding of collateral, borrowers and the parameters required by various seller financed receivable secondary market investors. It starts with the submitting brokers.

         SUBMITTING BROKERS QUALIFICATIONS. Genesis will be very selective in choosing the brokers from whom they will accept submissions. Due to limited personnel resources, Genesis will not accept submissions from unknown or inexperienced brokers. Packages must be complete and accurate. Historically, only experienced brokers are capable of meeting this requirement.

         QUOTING PURCHASES. Brokers call, or fax in requests for price quotes. In this business, speed, accuracy, and consistency are essential. If the quote request has complete information, a responsive quote will be given as soon as possible, but no later than the end of the next business day following the day on which the quote request is received. All quotes are subject to verification of the information provided at the time of the quote and underwriting approval. Although it is Genesis' intent to honor all quotes, they are subject to due diligence and underwriting. Occasionally information is discovered in due diligence that "just doesn't smell right", and Genesis will back out of the deal. Genesis management has operated this way for years with the broker community, and it is standard operating procedure. Brokers understand that quotes are not binding, and Genesis has no obligation to fund unless and until it decides to fund.

         BROKER SOFTWARE. BrokerNet is an industry-standard software program for packaging and calculating quotes. BrokerNet is proprietary software owned by Metropolitan, and is available for purchase and use by other purchasing entities. The software is extremely versatile and allows the user to enter a wide variety of parameters and desired returns, and instantly receive a dozen different quote formats. Genesis personnel are familiar with BrokerNet, and use its capabilites during processing and closing procedures. Since most large brokers use BrokerNet, it provides a standard format for submissions and helps ensure that each file contains the necessary information for subsequent secondary market sale.

         UNDERWRITING PHILOSOPHY. Seller-financing is a unique financial product and must be underwritten as such. It cannot be underwritten in the same "black and white" manner that is standard in the conventional mortgage industry. This product is "gray". That's why it was not funded through conventional means at the outset. Something caused it to fall out of the "black and white" underwriting, and it didn't qualify for conventional mortgage financing.

         Of all the conventional lenders that have tried the seller-financed market and failed over the years, all attempted to underwrite the product in the same manner as conventional mortgage loans. Even though the lenders knew the seller financed product had been through the system already, and was rejected, they still kept the automated "black and white" lending requirements, but relaxed the criteria and just made it easier for poor quality deals to get approved. The end result was higher than expected risk and substantial losses.

         Success in the world of seller-financed real estate receivables requires much more common sense and judgment, backed by years of front-line experience with the product. The entire transaction has to be reviewed as a whole, not just piece by piece. "Absolute rejection" minimums have to be established and followed, but "automatic approval criteria" is a recipe for failure in this market. Brokers are professionals at "knowing the system," and getting their deals through that system. If you give them defined "black and white" parameters, they will package and massage deals until they fit those parameters.

     Underwriting seller-financed product requires an extensive knowledge of documentation variations and requirements, state and local laws and practices, real estate values and marketability, credit, collection, foreclosure procedures, time requirements, and human nature. Transaction documentation varies tremendously, from office supply store standard form documents that have been filled in by buyer and seller at a kitchen table, to attorney-prepared contracts dozens of pages thick. The required documentation in one state may not be acceptable in another state, or the county in a particular location may require additional documentation in order to allow recording. Different types of title policies are required depending on the area, or the mood of the title company. Our personnel know and understand these differences and have many years of experience with documenting transactions.

     Underwriting Guidelines.

     Marketability. The ability to remarket the seller financed real estate receivable contract is extremely important to Genesis. Protecting our equity position is one of the most critical issues in our seller-financed transactions. Appraised value is simply the opinion of the appraiser at the time of the transaction. The underwriter needs to look at the whole picture, not just the estimated value. What condition is the property in? How long have the buyers been in the property, and are they responsible for the present condition? Is it well kept, being improved, or is it deteriorating? Is it overbuilt for the area? What's the neighborhood like? Is it in an area of transition, crime, or regentrification? How would the location affect a resale? What's the geographic market look like? Appreciating? Declining? Stable? Although the appraisal will address many of these factors, the appraisers are used to working for mortgage brokers, or real estate agents, who are usually pushing for the highest value possible, and many are more concerned with client satisfaction than accuracy. In the seller-financed industry, the underwriter must make an independent evaluation of the appraisal and determination of value to be certain adequate collateral coverage exists.

     UNDERWRITING PROCEDURES. Genesis has established the following procedures to provide uniformity in its underwriting practices.

     FIRST REVIEW. The underwriter first gives the file a quick overview, looking to see if there are any items that would result in an "absolute rejection" of the file. If the buyer has prior foreclosures, is in bankruptcy proceedings that have not been dismissed or discharged, has multiple bankruptcies, is unemployed with no visible means of support, etc., the submission will be rejected. If the property is of an unacceptable type, in unacceptable condition, located in a market that is known to be rapidly declining, or in a market that has been a problem for Genesis in past, the file will be rejected. If the receivable documentation is incomplete, incorrect, or includes clauses that may be detrimental to our security position, or our ability to enforce collection of the debt, the file will be rejected. If a file is rejected in the initial review, the underwriter will convey that decision and the reason to the submitting broker. The file cannot be resubmitted without additional information to justify another look. Files with documentation problems will not be reconsidered until evidence is received indicating the documentation deficiency has been corrected.

     PRICING ISSUES. In some cases, the requested buy price from the broker will be outside our target pricing. In such cases, if the submission is not rejected during the preliminary review based on a credit or collateral, then underwriting will notify the submitting broker that the file is outside our pricing parameters and is being placed on hold. Should the broker and the contract holder wish to adjust their pricing to our approved buy price the file will be underwritten at the adjusted pricing. If the broker cannot, or is unwilling to consider a lower buy price, the file will be returned to the broker without any further underwriting attention.

     IN-DEPTH UNDERWRITING ANALYSIS. Should a submission pass the initial overview, the underwriter will perform an in-depth analysis of the deal. During this analysis, the underwriter will keep a written record findings and concerns. These notes become a permanent part of the file, enabling the secondary market purchaser to understand the underwriter's reasoning for approval.

     THE STRUCTURE. The underwriter gives careful consideration to the structure of the transaction. Does the structure meet the needs and abilities of the buyer? Or does the structure meet the needs of the seller (or broker) with terms that will bring the maximum price in the market, but tax the buyer's ability to pay? Was the down payment real? Was the down payment made with the borrower's funds, or did they have to borrow it, or was it a gift? Can the buyer afford the payments now, and does it appear they will continue to have the ability to perform? Was the sales price inflated to offset the buyer's inability to finance through conventional channels? Was the sales price inflated to offset the discount in the sale of the note? Does everything about the transaction make sense, or are there "red flags" that suggest further investigation is required?

     DOCUMENTATION. of the sale is read thoroughly, looking for unusual addendums, or inserted phrases that may jeopardize our position. The underwriter will discuss any questions or concerns about the acceptability or legal structure of the documentation with our closing staff and/or the closing title company. The title report is reviewed in conjunction with the documentation. Does the report substantiate all the represented facts? Are there potential problems in the report that may jeopardize our position?

     THE APPRAISAL. The appraisal report, listing agreement (if available), and property description supplied by the broker and seller are considered together. Any inconsistency in this information is a red flag, and must be explained to the underwriter's satisfaction before the submission is approved. The underwriter must be confident that the property value, the marketability of the property, and the desirability of the area are acceptable. The underwriter will also establish an estimated quick-sale price for the property during this research. If it appears the sales price was too high, or conditions in the area and/or problems with the property dramatically reduce the property's estimated quick-sale value, the transaction will either be declined, or the buy price will be lowered to provide Genesis with sufficient collateral value.

     CREDIT INFORMATION. The underwriter scrutinizes what credit information is available on the buyer very carefully and considers the information in the context of the entire deal structure. Credit scores and credit reports are reviewed very closely: consumer credit accounts, collections, judgments, line and loan balances, length of credit relationships, time in the credit file, employment information, consumer statements, address histories, aliases, and anything else appearing on the report is reviewed and compared with representations. All loan application and other financial information that was submitted with the file is reviewed closely. If there are any inconsistencies, if anything raises a red flag, or there is just something that makes the underwriter uncomfortable or apprehensive, the underwriter notes the concerns in the file and resolves those concerns prior to granting approval. The credit underwriting of a seller-financed transaction consists of again looking at the overall deal. The credit scores and credit trade histories are simply pieces of the puzzle. The underwriter's opinion of the buyer's ability to make the payments, based on all the information taken together, takes precedence over the credit-score itself.

     PROCESSING/CLOSING PROCEDURES. At the completion of the underwriting process, if the transaction is approved, the file moves into the closing process. When our closer receives the file, the first step is to review the entire package for completeness, with special focus on the documentation. If no discrepancies are noted, our closer will initiate the closing process. The time goal for the closing process cannot be established due to the limited control of the process, but normally, the closing will take place within 1-2 weeks after the process is started.

     SETUP PROCEDURES. Upon receipt of the closed file from the closer, the Operations Coordinator reviews the file for completeness and makes sure everything is in a standardized format. Follow-up requirements are added to the existing master follow-up sheet, and the appropriate recording authorities are contacted to determine when required items will be received. The follow-up is calendared according to each response. The Operations Coordinator is responsible for all follow-up.

     If the file is slated for immediate sale, the Operations Coordinator adds it to the immediate sale list, files it as such, notifies management that it has been added to the list and advises management of any documentation that is in follow-up.

     DEFAULT PROCEDURES. Genesis is staffed by experienced professionals, who have in-depth knowledge in underwriting. Receivables will be sold after short holding periods and defaults are expected to be minimal. Some defaults will occur, however, and we will take steps after we become aware of the default to protect our interests. Genesis operates under the policy that any transaction over 90 days delinquent is a defaulted transaction. In a default situation, Genesis will pursue one or more of the following alternatives: discussion with the submitting broker concerning ways to remedy the default; an offer to re-write or modify the note for the buyer to cure the default provided good evidence is available that the re-write will be honored by the buyer; sale of the Real Estate Note with the delinquency disclosed (possibly at a loss); acceptance of a deed in lieu of foreclosure; and/or foreclosure and foreclosure sale.

SECONDARY MARKET RESALES

     OVERVIEW. Genesis resells purchased Contracts to various secondary market investors. Genesis attempts to resell the Contracts as soon as possible with a view toward optimizing gains on resale. In the case of seasoned products, resales can take place as soon as a sufficient number of other deals have been purchased to allow a pool of receivables to be assembled with an aggregate face value of about one million dollars.

     REQUEST FOR BIDS. When Genesis has acquired a sufficient number of Contracts for resale in a pool, the Operations Coordinator prepares a request for bid and lists the receivables on an Excel spreadsheet that shows all relevant information (balance, face rate, payment amount, remaining term, etc.). The request for bid is then faxed and/or emailed to suitable secondary market investors. The investors review the request and fax or email back a bid price, subject to file review and underwriting.

     SALE OF POOLS. When Genesis accepts a bid for a pool, the Operations Coordinator assembles and forwards to the successful bidder the related loan files. The successful bidder reviews and underwrites each file to confirm that each loan meets their underwriting and document requirements. Occasionally, the investor rejects individual loans included in the pool and the bid price adjustment is negotiated accordingly. Upon the investor's final acceptance of the pool of loans, Genesis forwards original files to the investor, the investor prepares the assignment documents, closes the pool purchase and wires funds to Genesis. Genesis normally receives funds within 2 weeks from the date the successful bid is accepted.

                                 DESCRIPTION OF
                                    PROPERTY

         The Company leases approximately 1700 square feet of space in a professional office building located at 200 North Mullen Road, Suite 217, Spokane, Washington 99206. We believe that this space will be adequate to meet our needs for the next three years.

         The Company purchases seller financed real estate receivables contracts ("Real Estate Notes" or "Contracts") for resale. At December 31, 2002, the Company held 30 Contracts in inventory with a total cost of $1,320,883. Property types and aggregate contract values are set forth in the following table.



----------------------------------------- -------------------------------------- --------------------------------------
             Property Type                     Number of Contracts Held                    Aggregate Cost
----------------------------------------- -------------------------------------- --------------------------------------
Single family residential                                Sixteen                                           $ 518,835
----------------------------------------- -------------------------------------- --------------------------------------
Condominium                                              Two                                                  87,497
----------------------------------------- -------------------------------------- --------------------------------------
Double-wide mobile home                                  Three                                               121,271
----------------------------------------- -------------------------------------- --------------------------------------
Single-wide mobile home                                  Two                                                  77,224
----------------------------------------- -------------------------------------- --------------------------------------
Mobile home - R/V park                                   One                                                 100,000
----------------------------------------- -------------------------------------- --------------------------------------
   Total residential properties                          Twenty Four                                       $ 904,827
----------------------------------------- -------------------------------------- --------------------------------------
Commercial retail property                               Two                                                 180,763
----------------------------------------- -------------------------------------- --------------------------------------
Commercial Industrial prop.                              One                                                  83,602
----------------------------------------- -------------------------------------- --------------------------------------
Commercial mixed use prop.                               Two                                                 131,092
----------------------------------------- -------------------------------------- --------------------------------------
    Total commercial properties                          Five                                              $ 395,457
----------------------------------------- -------------------------------------- --------------------------------------
Land                                                     One                                                 $20,599
----------------------------------------- -------------------------------------- --------------------------------------
        Total all properties                             Thirty                                          $ 1,320,883
----------------------------------------- -------------------------------------- --------------------------------------

         All of the Contracts are held for resale. Pending resale, the Company collects monthly payments in accordance with the Real Estate Notes. Monthly payments received are recorded as interest income and reductions in inventory (for the principal portion of the payment), as appropriate. At the end of each calendar quarter, the Company reviews the aggregate market values of all residential Contracts against the aggregate cost of those Contracts, and marks the aggregate value to market if it is less than cost. The same process is performed for commercial Contracts. As of December 31, 2002, the aggregate market values of the residential and commercial properties exceeded their costs.

         The Contracts owned by the Company are sub-prime contracts secured by first position liens on real property. See "Business" at Page ___.

                DIRECTORS, EXECUTIVE OFFICERS, AND KEY PERSONNEL

     Genesis currently operates with four full-time employees and a three member Board of Directors. A fifth employee (transaction closer) may be added sometime in 2003 if activity levels warrant the addition. The following are brief biographical descriptions of each employee and Director of Genesis.

     MICHAEL A. KIRK, President, CEO and Director, age 51, is responsible for the overall management of operations. He will oversee and be directly involved with buying, underwriting, and secondary marketing. He will also oversee the processing, closing and servicing functions. Mr. Kirk is a founder of Genesis and has been with the Company since its inception in January, 2002.

     Prior to founding Genesis, Mr. Kirk was the Senior Vice President of Metropolitan Mortgage & Securities Co., Inc. ("Metropolitan"). In that capacity, Mr. Kirk managed a staff of 155 and was responsible for all corporate production units, including real estate receivable acquisition, commercial real estate lending, wholesale residential lending, retail residential lending, correspondent lending, secondary markets, alternative cash flow acquisitions, and equipment leasing. In Metropolitan's fiscal year ending in 2000, his operations produced $634 million in transaction volume, involved $900+ million in total assets and contributed $97 million in revenues. Mr. Kirk joined Metropolitan in 1982 as a contract buyer and a member of the underwriting committee. He was a contract buyer and senior underwriter for 12 years. During his tenure with Metropolitan, Mr. Kirk was personally responsible for moving the company from a retail focus to the wholesale markets, and increasing production ranging between 20% and 55% annually 5 years in a row. He was instrumental in turning Metropolitan into a diverse, full-service financial institution and personally designed and implemented many of the products available at Metropolitan. He also coordinated Metropolitan's securitization business.

     Mr. Kirk was a Founding Director of the National Association of Settlement Purchasers; served as an Advisor to the National Association of Private Mortgage Purchasers; was voted one of the "Pioneers of the Cash Flow Industry" by a cash flow industry trade publication; received an Honorary Doctorate of Presentations, presented by the Benscheidt Communications Group; and has been a past Keynote Speaker at American Cash Flow Association and the Noteworthy Organization annual conventions.

     DOUG GREYBILL, Vice President, age 51, is primarily responsible for coordinating the sale of the asset pools to secondary investors. He is also actively involved in receivable buying and marketing to the brokers, and assists in underwriting the receivables being purchased to assure compliance with the requirements of the secondary investors.

     Until joining Genesis in February, 2002, Mr. Greybill served as Vice-President of Acquisitions and Secondary Markets for FSB Mortgage, a Little Rock, Arkansas-based secondary market investor in seller-financed receivables. FSB hired Mr. Greybill in early 2000 to significantly expand FSB's presence in the direct purchasing of seller receivables. Prior to joining FSB, he was Metropolitan's Vice-President of Capital Markets, where he was responsible for all correspondent lending and secondary marketing for three years. Prior to joining Metropolitan, he was Executive Vice-President and Chief Credit Officer of Willamette Savings and Loan, a billion dollar thrift headquartered in Portland, Oregon. Mr. Greybill is well known by both brokers and the secondary market investors.

     TRENA HAYES, Closer, age 30, is primarily responsible for closing documentation on all purchased and sold receivables.

     Ms. Hayes was formerly, a Senior Closer for Metropolitan, and Operations Manager of Metropolitan's equipment leasing unit. Ms. Hayes is considered by many in the business to be at the top of her field in the closing/processing of real estate receivables and various alternative cash flows. She is very knowledgeable in real estate laws and procedures in all 50 states. As a senior closer at Met, she was responsible for overseeing the files of 5 junior closers. She is well known and respected in the wholesale broker industry.

     CHRISTINA HALVERSON, Operations Coordinator, age 36, is responsible for all processing and operational support, including daily interaction with Genesis' warehousing line lender and wire transfers.

     Ms. Halverson previously served as a Senior Closer/Processor for Metropolitan's Alternative Cash flow business unit and more recently served as the Executive Assistant to Mike Kirk when he was Metropolitan's Senior
Vice-President of Production. She is knowledgeable in all phases of acquisitions, processing and operations coordination. She has excellent organizational skills and is well known and respected by the wholesale broker community.

     DOUGLAS B. DURHAM, Chairman of the Board, age 51, coordinates capital formation and debt financing activities, monitors weekly financial performance, oversees all accounting and legal activities, and participates in strategic planning.

     Mr. Durham currently serves as Senior Vice-President and National Sales Manager of Production Finance International, LLC, a Spokane-based purchase order finance company specializing in high-risk financing to US-based importers and exporters of pre-sold inventory. Previously, Mr. Durham managed the marketing for a Spokane-based regional factoring company, and prior to that, was a Vice-President and Commercial Lending Officer with 20+ years experience in all facets of commercial lending, including small business and middle market lending, national accounts and correspondent banking. He has an extensive background in traditional and non-traditional financing, accounting and commercial documentation.

     BRAD E. HERR, Director, 48. Mr. Herr graduated from the University of Montana with a Bachelor of Science Degree in Business - Accounting in 1977 and a Juris Doctorate in 1983. Prior to 1993, Mr. Herr practiced law for ten years with several different firms. From 1993 through 1996, Herr practiced law in the firm of Brad E. Herr, P.S. In June 1996, Mr. Herr left the practice of law to join AC Data Systems, Inc. (AC Data) in Post Falls, Idaho, serving as Director of Finance from 1996 through 1998, and as Vice-President Business Development from 1998 through June 2001. AC Data is a privately held manufacturing business engaged in the design, manufacture and sale of surge suppression products marketed primarily to the telecommunications industry.

     In June, 2001, Mr. Herr left AC Data to join Temporary Financial Services, Inc. ("TFS"), a publicly held financial services company located in Spokane Washington. Mr. Herr is currently the Chief Operating Officer and a Director of TFS. In January, 2002, TFS entered into an agreement with Genesis to provide funding for Genesis' operations, and as a condition of the funding agreement, Mr. Herr was appointed to the Board of Directors of Genesis.

     Mr. Herr is licensed to practice law in the states of Washington and Montana. Mr. Herr also maintains inactive status as a Certified Public Accountant in the State of Montana.

                                   MANAGEMENT
                                  COMPENSATION

         The Company has entered into employment agreements with Michael A. Kirk and Douglas B. Durham. Michael A. Kirk, President, receives a salary of $72,000 per annum, usual company benefits such as health insurance, and incentive compensation. Douglas B. Durham, Chairman of the Board, receives a salary of $12,000 per annum, and incentive compensation. For the period ended December
31, 2002, Douglas Durham waived his right to salary compensation from the Company under his employment agreement until the Company achieves consistently profitable operations.

The following tables set forth additional compensation information on Michael A. Kirk, Douglas B. Durham, Douglas Greybill, and Brad Herr. This group includes all of the executive officers and directors of the company.

-------------------------------------- ------------- ------------------------------------------------------------------
                                                                           Annual Compensation
-------------------------------------- ------------- ------------------------------------------------------------------
                                          Year                                                      Other Annual
Name and principal position             (Note 1)          Salary                 Bonus              Compensation
-------------------------------------- ------------- --------------------- ---------------------- ---------------------

Michael A. Kirk, President                2002                   $72,000                     --                    --
-------------------------------------- ------------- --------------------- ---------------------- ---------------------
Douglas B. Durham, Chairman               2002                        --                     --                    --
-------------------------------------- ------------- --------------------- ---------------------- ---------------------
Douglas Greybill, V.P.                    2002                   $60,000                 $5,042                    --
-------------------------------------- ------------- --------------------- ---------------------- ---------------------
Brad E. Herr, Director                    2002                        --                     --                Note 2
-------------------------------------- ------------- --------------------- ---------------------- ---------------------

Note 1: The Table reflects the annualized salaries for Michael Kirk and Douglas Greybill, and includes bonus and other compensation amounts for the period from January 24, 2002 ( inception) through December 31, 2002.
Note 2: Mr. Durham received no annual compensation from the Company in the period ended December 31, 2002. Mr. Herr is an officer and director of Temporary Financial Services, Inc. (TFS) and TFS received $500 per month ($5,500 in the aggregate) for providing accounting services to Genesis in the period ended December 31, 2002. The payments for accounting services to TFS were not for the primarily purpose of compensating Mr. Herr.

-------------------------------------- --------------------------------------------------------------------------------
                                                                     Option/SAR Grants
-------------------------------------- --------------------------------------------------------------------------------

                                        Number of          Percent of total
                                        Securities           options/SARs
                                        underlying           granted to
                                       options/SARs         employees in        Exercise or base
Name and principal position              granted             fiscal year         price per share     Expiration Date
-------------------------------------- ------------------- -------------------- ------------------- -------------------
Michael A. Kirk, President                 150,000                        29%               $1.20          04/15/2007
-------------------------------------- ------------------- -------------------- ------------------- -------------------
Douglas B. Durham, Chairman                100,000                        19%               $1.20          04/15/2007
-------------------------------------- ------------------- -------------------- ------------------- -------------------
Douglas Greybill, V.P.                     115,000                        22%               $1.20          04/15/2007
-------------------------------------- ------------------- -------------------- ------------------- -------------------
Brad E. Herr, Director                      50,000                        10%               $1.20          04/15/2007
-------------------------------------- ------------------- -------------------- ------------------- -------------------
Note 1:   The Table includes  information for the period from January 24, 2002
          (inception)  through  December 31, 2002.

Note 2:   The options granted to Michael A. Kirk, Douglas B. Durham and
          Douglas Greybill are incentive stock options issued pursuant to the Genesis Financial, Inc. Stock Option Plan. The options granted to Brad
          E. Herr are non-statutory stock options. The issuance of the options did not result in a compensation element since no specified services were required to be performed and the value of the underlying stock was less than the exercise price on the date of grant.



                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following tables set forth information regarding the number and percentage of our shares of Common Stock held by each director, each executive officer, and each other shareholder owning 5% or more of our outstanding stock. The table reflects the number of shares and ownership percentages currently and after the offering assuming that all of the Warrants are exercised in accordance with this Prospectus. The "After Offering" amounts also reflect the distribution by TFS of 737,280 shares of the Genesis Common Stock that it owns pursuant to the Spin-Off transaction described in this Prospectus.


---------------------------------------------------- -------------------------------- ---------------------------------
                                                            As of 12/31/2002                   After Offering
Ownership of Management
---------------------------------------------------- ---------------- --------------- ---------------- ----------------
                                                     Common Shares      Percent       Common Shares       Percent
---------------------------------------------------- ---------------- --------------- ---------------- ----------------
Michael A. Kirk (Note 1)                                    525,000           23.6%          525,000            22.3%
200 N. Mullan Rd., Suite 217
Spokane, WA 99206
---------------------------------------------------- ---------------- --------------- ---------------- ----------------
Douglas B. Durham (Note 2)                                  525,000           23.6%          525,000            22.3%
1926 E. 38th Avenue
Spokane, WA 99203
---------------------------------------------------- ---------------- --------------- ---------------- ----------------
Brad E. Herr (Note 3)                                           - -            - -%           56,250             2.4%
200 N. Mullan Rd., Suite 213
Spokane, WA 99206
---------------------------------------------------- ---------------- --------------- ---------------- ----------------
All officers and directors as a group                     1,050,000           47.2%        1,106,250            47.0%
---------------------------------------------------- ---------------- --------------- ---------------- ----------------


---------------------------------------------------- -------------------------------- ---------------------------------
Security Ownership of                                       As of 12/31/2002                   After Offering
Certain Beneficial Owners
---------------------------------------------------- -------------------------------- ---------------------------------
                                                     Common Shares      Percent       Common Shares       Percent
---------------------------------------------------- ---------------- --------------- ---------------- ----------------
Temporary Financial Services, Inc. Note (4)             1,000,000           44.9%          262,720            11.2%
200 N. Mullan Rd., Suite 213
Spokane, WA 99206
---------------------------------------------------- ---------------- --------------- ---------------- ----------------
John R. Coghlan (Note 3)                                   50,000            2.2%          318,000            13.5%
200 N. Mullan Rd., Suite 213
Spokane, WA 99206
---------------------------------------------------- ---------------- --------------- ---------------- ----------------

Notes to Tables:

       Note 1: Michael Kirk has been granted an option to acquire up to 150,000 shares of Genesis common stock at $1.20 per share.

       Note 2: Douglas Durham has been granted an option to acquire up to 100,000 shares of Genesis common stock at $1.20 per share.

       Note 3: John R. Coghlan and Brad E. Herr are officers and directors of
               Temporary Financial Services, Inc. ("TFS") and may also be considered to beneficially own shares of Genesis held by TFS.
               After this offering, TFS will continue to hold 262,720 shares of Genesis. Both Mr. Coghlan and Mr. Herr have received stock options entitling each of them to purchase 50,000 additional shares of Genesis common stock at $1.20 per share. The option shares are not included in the table.

       Note 4: TFS has granted Durham and Kirk the right to purchase up to 200,000 shares of Genesis common stock owned by TFS at a purchase price of 5.00 per share.


                CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, AND
                              CONFLICTS OF INTEREST

     Following completion of this offering Genesis will be faced with certain conflicts of interest. Temporary Financial Services, Inc. ("TFS"), a significant shareholder, is also providing Genesis with a secured warehousing line of credit of $2,000,000. Brad Herr is a director of both Genesis and TFS. John Coghlan is a Director of TFS and after this offering will own approximately 16% of the total outstanding Common Stock of Genesis.

     These interrelationships could create potential conflicts of interest. Genesis may see deals from time to time that it may choose not to pursue.
Genesis  may  refer  or  broker  these  deals  to  others,  including  officers, directors, and key employees for funding. This may create real or perceived conflicts of interest if deals funded by officers and directors are also deals that could have been funded by Genesis. Management will attempt to deal with such conflicts as they arise but no assurances can be given that the resolution, if any, will be acceptable to the parties involved or, if acceptable, that it will be in the best interests of the shareholders. When appropriate, the Company may bring in outside advisors to assist with conflict resolution to attempt to develop a resolution that is fair to the stakeholders involved.

     Since inception, Genesis has brokered three transactions to related parties and joint ventured one contract purchase with a related party. Three transactions have been brokered to John Coghlan with an approximate aggregate value of $634,000. Genesis received $9,636 in brokerage fees relating to these transactions. Genesis also joint ventured a contract purchase that was too large for Genesis to fund on its own. TFS provided 80% of the funding for the joint venture purchase and TFS and Genesis agreed to split any profits generated from the contract. After holding to contract for approximately four months, the debtor agreed to an early payoff that resulted in a $215,000 joint venture profit that was split $107,500 each to TFS and Genesis. The Board of Directors of the Company considered each of these transactions to be fair to Genesis.

     The Company was originally formed by Michael Kirk and Douglas Durham as founders. Based on a business proposal presented by Kirk and Durham, TFS agreed to provide seed equity capital to the business and agreed to certain loans in exchange for an equity interest in the business. As a result of the formation agreement, TFS invested $200,000 in Genesis Stock, exchanged 50,000 shares of TFS common stock for 250,000 shares of Genesis common stock, and purchased a promissory note for $200,000. In this transaction, Kirk and Durham each received 525,000 shares of Genesis Common Stock, TFS received 800,000 shares of Genesis Common Stock, and John R. Coghlan received 50,000 shares of Genesis Common Stock. Subsequently, TFS converted its promissory note into 200,000 shares of Genesis Common Stock. The transactions between Genesis and TFS and Coghlan were negotiated at arms length. Following completion of the transactions, Brad E. Herr, a Director of TFS, also became a Director of Genesis, and TFS became a 45% shareholder of Genesis with an aggregate ownership position of 1,000,000 shares. TFS is distributing 737,280 shares to its shareholders pursuant to this Prospectus and will thereafter continue to own 262,720 shares following the distribution.

     As a further incentive to Genesis employees and consultants, Genesis has distributed options to Mike Kirk (150,000), Douglas Durham (100,000), John Coghlan (50,000) and Brad Herr (50,000) all exercisable at $1.20 per share. At the time the options were granted, the fair value of the Genesis Common Stock was less than $1.20 per share and no compensation expense was recognized by Genesis as a result of the option grants.

                            DESCRIPTION OF SECURITIES

     COMMON STOCK. The authorized common equity of the Company consists of 100,000,000 shares of $0.001 par value Common Stock. All shares have equal voting rights and are not assessable. Voting rights are non-cumulative, and therefore, holders of a majority of the Company's outstanding common stock will be able to elect all seats on the Board of Directors.

     Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities, and payments to any preferred shareholders in accordance with their preferential distribution rights, will be distributed pro rata to the holders of the Common Stock. See "Preferred Stock". The holders of the Common Stock do not have preemptive rights to subscribe for any securities and have no right to require the Company to redeem or purchase their shares. The shares of Common Stock presently outstanding are, and the shares of Common Stock to be issued pursuant to this offering will be, upon issuance, fully paid and non-assessable.

     Holders of common stock are entitled to share equally in dividends payable on common stock, when, as, and if declared by the Board of Directors the Company, out of funds legally available therefore. The Company has not paid any cash dividends on its common stock since its inception in January, 2002.

     PREFERRED STOCK. In addition to the common stock described above, the Company is authorized to issue up to 10,000,000 shares of preferred stock in any number of series where each series bears such rights and preferences as the Board of Directors designates in the resolution authorizing the issuance of that series. Upon resolving to issue a series of preferred stock the Company is required to file a statement of rights of the preferred shareholders with the Secretary of State.

     Series A Preferred Shares. On February 14, 2003, the Board of Directors approved the creation of Series A Cumulative Preferred Stock (the Series A Preferred Shares), $10.00 par value, and the statement of rights of preferred shareholders was filed with the Secretary of State on _______________, 2003.
The Series A Preferred Shares bear a cumulative dividend of 8% per annum payable quarterly. The Series A Preferred Shares include a liquidation preference entitling the holders to receive $10.00 per share plus any cumulative dividends then accrued before the common shareholders receive any distributions.
Dividends on the Series A Preferred Shares must also be paid current before any dividends may be paid on the Common Stock. The Series A Preferred Shares may be voluntarily redeemed by the Company at any time after December 31, 2004, and must be redeemed by the corporation no later than December 31, 2006. The redemption price is $10.00 plus any cumulative dividends then due if redeemed in 2004, $10.50 plus cumulative dividends if redeemed in 2005, or $11.00 plus cumulative dividends if redeemed in 2006.

     The Series A Preferred Shares have no voting rights except in instances where a proposed significant corporate action, such as an amendment to the Articles of Incorporation or a merger, would have the effect of changing the relative rights and preferences of the Series A Preferred Shares. In instances of significant corporate actions affecting the rights and preferences of the Series A Preferred Shares, the Series A Preferred Shareholders will vote as a class on the matter.

     Dividends on the Series A Preferred Shares are payable quarterly on March 31, June 30, September 30, and December 31 of each year to shareholders of record on 15th day of the Month in which the distribution is to occur.

     OPTIONS. At the time Genesis was organized, the Company authorized and agreed to issue options for up to 650,000 shares of common stock. The option price was set at no less than $1.20 per share and is required to be not less than the fair market value of the shares at the time the options are granted. The Company has since adopted a Stock Option Plan that will allow for issuance of qualified Incentive Stock Options to employees and non-statutory options to directors, and other consultants and advisers. As of the date of this Prospectus, the Company has issued options for 513,500 shares(519,500 options originally granted less 6,000 cancelled) exercisable at $1.20 per share. The options vest 20% on the date of grant and 20% per year over the next four years. Options for the remaining 136,500 shares are reserved for future issuance.

                              PLAN OF DISTRIBUTION

     This Prospectus describes three distinct offerings of the Company's securities.

     TFS DIVIDEND DISTRIBUTION. The distribution by Temporary Financial Services, Inc. (TFS) of 737,280 shares of Genesis Common Stock to TFS shareholders will be accomplished by direct mail upon effectiveness of the registration statement of which this Prospectus is a part. The mechanics of the TFS dividend distribution will be performed by Genesis transfer agent, Atlas Stock Transfer Corporation in Salt Lake City, Utah.

     WARRANTS. The Company is also registering 125,000 shares of common stock for issuance upon exercise of outstanding Common Stock Purchase Warrants. The Warrants include notice of exercise and instructions for delivery of payment to the Company, and any exercising Warrant Holder will initiate the exercise process by filling in the exercise documents. Upon receipt of payment for Warrant exercise, the Company will instruct the transfer agent to distribute the appropriate number shares to the Warrant Holder in accordance with the Warrant terms.

     SERIES A PREFERRED SHARES. The Company is also seeking to raise up to $1,000,000 in gross offering proceeds from an offering of Series A Preferred Shares. The Series A Preferred Offering is being conducted on a best efforts basis by the officers and directors of the Company. The officers and directors will not receive a commission for sale of the Preferred Shares. No minimum offering amount has been established for the Series A Preferred Offering and no escrow account has been established for the offering. All funds received by the Company from the offering of Series A Preferred Shares will be deposited into a general account and will be immediately available to the Company for the purposes described in this Prospectus.

      In order to subscribe for the Series A Preferred Shares, each prospective investor will be required to complete a copy of the subscription form that will be provided with this Prospectus, and to submit payment for the shares being purchased. Checks should be made payable to Genesis Financial, Inc. We have the unconditional right to accept or reject any subscription. If rejected, the payment will be promptly refunded to the prospective investor without interest.

     The offering of Series A Preferred Stock will continue until December 31, 2003 unless sooner terminated at the election of the Company or upon being fully subscribed.

                         SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no public market for any of our Shares and there can be no assurance that a significant public market for any of our
Shares will be developed or sustained after this offering.   After this offering
is completed, we will seek one or more market makers to make application with the National Association of Securities Dealers, Inc. (NASDAQ) to allow quotation of our stock on the NASDAQ supervised Over the Counter Bulletin Board system (OTCBB). If our stock is allowed for quotation, a public market for our shares may develop. No assurances can be given that quotation of our shares will be allowed, or if allowed that an active market in our stock will develop.

If a public market for our shares develops after this offering, sales of substantial amounts of our Common Stock and/or Series A Preferred Stock in the public market after this Offering, or the possibility of those sales occurring could adversely affect the prevailing market price for our Shares and could impact our ability to raise equity capital from public markets in the future.

Upon completion of this Offering, there will be 2,350,000 Shares of our Common Stock outstanding and 100,000 shares of our Series A Preferred Stock outstanding, assuming the offering is fully subscribed. The Common Shares being distributed to TFS Shareholders (737,280), the 125,000 Common Shares being registered for exercise of Warrants, and the 100,000 Shares of Series A Preferred Stock being offered to new investors by this Prospectus, if actually sold or distributed, will be freely tradable without restriction under the Securities Act, unless purchased by an affiliate of ours, as that term is defined under the rules and regulations of the Securities Act.

Of our outstanding common stock, the remaining 1,387,720 Common Shares are considered "restricted securities" as defined in Rule 144 under the Securities Act. These Shares were issued in private transactions and have not been registered under the Securities Act and, therefore, may not be sold unless registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144.

In general, under Rule 144, beginning 90 days after the completion of this Offering, a person, or persons whose Shares are aggregated, who has beneficially owned restricted Shares for at least one year, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell within any three-month period, a number of Shares that does not exceed the greater of:

     - one percent, or approximately 11,500 Shares following this Offering, of the number of Shares of our Common Stock then outstanding; or

     - the average weekly trading volume of our Common Stock during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

     Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the Shares for at least two years, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell those Shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     The existence of substantial restricted securities could have a depressant effect on the market price for our securities should any public market develop. We have not obtained any lock-up or restrictive agreements with any of our shareholders beyond the basic provisions of Rule 144 that would restrict their ability to sell their shares.

     The Company has authorized 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. After this offering, the Company will have 97,750,000 Common Shares and 9,900,000 Preferred Shares available for distribution upon Board of Direct approval. These shares can be issued for consideration and for purposes that the Board of Directors consider fair in the circumstances, without further action by the shareholders.

                        STATEMENT AS TO INDEMNIFICATION

     Our Articles of Incorporation and Bylaws authorize us to indemnify our Officers, Directors and Agents for all costs and expenses incurred in defense of any suit in which they may be named as defendants arising from any action on behalf of or related to the company. We have also agreed to reciprocal indemnification provisions with the Underwriter in accordance with the terms of the Underwriting Agreement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Officers, Directors, or Agents, or persons controlling us, pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                                  LEGAL MATTERS

     The validity of the authorization and issuance of the Securities offered hereby will be passed upon for the Company by ____________________________, Spokane, Washington. A copy of such opinion is available without cost upon request of the Company at the address listed herein.

                                   ACCOUNTANT

Our financial statements as of September 30, 2002 and for the period from January 24, 2002 (inception) through September 30, 2002 included in this Prospectus have been so included in reliance on the report of LeMaster & Daniels PLLC, Certified Public Accountants, given on the authority of such firm as experts in auditing and accounting.

                                   LITIGATION

     The Company is not currently involved in any litigation as either a plaintiff or a defendant.

                          SUPPLEMENTAL SALES MATERIAL

     The Company has not authorized any sales material to be used in connection with this offering, other than this Private Placement Memorandum.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the Shares offered by this Prospectus. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the Shares offered by this Prospectus, reference is made to the registration statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement, including all amendments, exhibits and schedules thereto, may be inspected without charge at the offices of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549. Copies of this material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street NW, Washington, DC. 20549. The Securities and Exchange Commission also maintains a Web site (http://www.sec.gov) through which the registration statement and other information can be retrieved.

Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Securities Exchange Act of 1934 and intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

GENESIS FINANCIAL, INC.
-------------------------------------------------------------------------------



FINANCIAL STATEMENTS AND INDEPENDENT
AUDITORS' REPORT

SEPTEMBER 30, 2002

GENESIS FINANCIAL, INC.
-------------------------------------------------------------------------------

CONTENTS
-------------------------------------------------------------------------------

                                                                     PAGE
                                                                     ----

INDEPENDENT AUDITORS' REPORT                                         FS-2

FINANCIAL STATEMENTS

     BALANCE SHEET                                                   FS-3

     STATEMENT OF INCOME                                             FS-4

     STATEMENT OF STOCKHOLDERS' EQUITY                               FS-5

     STATEMENT OF CASH FLOWS                                         FS-6

     NOTES TO FINANCIAL STATEMENTS                           FS-7 - FS-12

                                      FS-2
LeMaster & Daniels, PLLC







                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Genesis Financial, Inc.
Spokane, Washington

We have audited the accompanying balance sheet of Genesis Financial, Inc., as of September 30, 2002, and the related statements of income, stockholders' equity, and cash flows for the period from January 24, 2002 (inception) through September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genesis Financial, Inc., as of September 30, 2002, and the results of its operations and its cash flows for the period from January 24, 2002 (inception) through September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/ LeMaster & Daniels, PLLC



Spokane, Washington
January 10, 2003



GENESIS FINANCIAL, INC.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Balance Sheet                                                                                           September 30, 2002
----------------------------------------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
     Cash                                                                                                    $   251,178
     Accrued receivables                                                                                           9,942
     Inventory of contracts                                                                                    1,448,530
     Prepaid expenses                                                                                              5,247
                                                                                                             ------------
         Total current assets                                                                                  1,714,897
                                                                                                             ------------

OTHER ASSETS:
     Investment in affiliated company                                                                            250,000
     Deposits                                                                                                        200
                                                                                                             ------------
         Total other assets                                                                                      250,200
                                                                                                             ------------


FURNITURE & EQUIPMENT, LESS ACCUMULATED DEPRECIATION OF $1,135                                                     8,109

                                                                                                             $ 1,973,206
                                                                                                             ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Line of credit, affiliated company                                                                      $ 1,200,171
     Accrued expenses                                                                                              1,906
                                                                                                             ------------
         Total current liabilities                                                                             1,202,077
                                                                                                             ------------
COMMITMENTS

STOCKHOLDERS' EQUITY
     Common stock - 100,000,000 shares, $0.001 par value, authorized;
         2,206,250 issued and outstanding                                                                          2,206
     Preferred stock - 10,000,000 shares, $0.001 par value, authorized;
         none issued                                                                                                   -
     Additional paid-in capital                                                                                  911,694
     Retained earnings (deficit)                                                                                (142,771)

         Total stockholders' equity                                                                              771,129
                                                                                                             ------------
                                                                                                             $ 1,973,206
                                                                                                             ============

----------------------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.



GENESIS FINANCIAL, INC.
----------------------------------------------------------------------------------------------------------------------------

Statement of Income                                                              Period from January 24, 2002 (inception)
                                                                                               Through September 30, 2002
----------------------------------------------------------------------------------------------------------------------------
     Contract sales                                                                                         $  1,010,705
     Interest income from contracts                                                                               34,840
     Broker and extension fees                                                                                    21,180
     Other income                                                                                                  3,975
                                                                                                            -------------
                                                                                                               1,070,700
                                                                                                            -------------
COST OF REVENUES:
     Cost of contracts purchased                                                                                 934,220
     Appraisals and set-up costs                                                                                   6,837
                                                                                                            -------------
                                                                                                                 941,057
                                                                                                            -------------

GROSS PROFIT                                                                                                     129,643
                                                                                                            -------------

EXPENSES:
     Compensation and related expenses                                                                           142,848
     Outside consultants                                                                                          20,000
     Interest expense, related party                                                                              26,027
     Office and startup expenses                                                                                  30,083
     Other expenses                                                                                               52,260
     Income tax expense                                                                                            1,196
                                                                                                            -------------
                                                                                                                 272,414
                                                                                                            -------------
NET LOSS                                                                                                    $   (142,771)
                                                                                                            =============
BASIC LOSS PER SHARE                                                                                        $      (0.06)
                                                                                                            =============


See accompanying notes to financial statements.
                                      FS-4


GENESIS FINANCIAL, INC.
----------------------------------------------------------------------------------------------------------------------------
Statement of Stockholders' Equity                                                  Period from January 24, 2002 (inception)
                                                                                                 through September 30, 2002
----------------------------------------------------------------------------------------------------------------------------
                                                                             Additional         Retained
                                                               Common         Paid-in           Earnings
                                                               Stock          Capital           (Deficit)          Total
                                                             ---------       -----------       ----------       ----------
BALANCES, JANUARY 24, 2002
     (INCEPTION)                                                   $ -               $ -              $ -              $ -

ADD (DEDUCT):
     Common stock issued for cash:
         1,400,000 shares issued to founders
            at $0.001 per share                                  1,400                 -                -            1,400
         450,000 shares at $1 per share                            450           449,550                -          450,000
         106,250 shares at $2 per share                            106           212,394                -          212,500
     Exchange of 250,000 shares of
         common stock for 50,000 shares
         of Temporary Financial Services, Inc.                     250           249,750                -          250,000

     Net loss for the period ended
         September 30, 2002                                          -                 -         (142,771)        (142,771)
                                                             --------------------------------------------------------------

BALANCES, SEPTEMBER 30, 2002                                   $ 2,206         $ 911,694        $(142,771)       $ 771,129
                                                             ===============================================================


----------------------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.

                                      FS-5





GENESIS FINANCIAL, INC.
--------------------------------------------------------------------------------------------------------------------------
Statement of Cash Flows                                                          Period from January 24, 2002 (inception)
                                                                                               Through September 30, 2002
INCREASE (DECREASE) IN CASH

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                                              $    (142,771)
                                                                                                           --------------
     Adjustments to reconcile net loss to net cash
         used in operating activities:
            Depreciation                                                                                           1,135
            Increase in accrued receivables                                                                       (9,942)
            Increase in inventory of contracts                                                                (1,448,530)
            Increase in prepaid expenses                                                                          (5,247)
            Increase in deposits                                                                                    (200)
            Increase in accrued expenses                                                                           1,906
                                                                                                           --------------
                Total adjustments                                                                             (1,460,878)
                                                                                                           --------------
                Net cash used in operating activities                                                         (1,603,649)
                                                                                                           --------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Additions to furniture and equipment                                                                         (9,244)
                                                                                                           --------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Sales of stock for cash                                                                                     663,900
     Proceeds from line of credit, net                                                                         1,200,171
                                                                                                           --------------
         Net cash from financing activities                                                                    1,864,071
                                                                                                           --------------
NET INCREASE IN CASH                                                                                             251,178
CASH, BEGINNING OF PERIOD                                                                                              -
                                                                                                           --------------
CASH, END OF PERIOD                                                                                        $     251,178
                                                                                                           ==============

--------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     Exchange of 250,000 shares of common stock for 50,000 shares of
         Temporary Financial Services, Inc. common stock                                                       $ 250,000
                                                                                                           ==============
CASH PAYMENTS OF INTEREST                                                                                       $ 26,027
                                                                                                           ==============

--------------------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.

GENESIS FINANCIAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
--------------------------------------------------------------------------------


ORGANIZATION:

The accompanying financial statements are those of Genesis Financial, Inc., incorporated in Washington State on January 24, 2002 (the "Company"). The Company has selected December 31 as its fiscal year end.

The Company is engaged in the business of purchasing and selling receivable contracts. These receivables contracts consist of real estate contracts and mortgage notes collateralized by first position liens on residential and commercial real estate. The receivables collateralized by real estate are typically non-conventional because they are originated as a result of seller financing, or the underlying property is non-conventional. The Company's operations are in a single segment of business.

The Company invests in receivables contracts using equity funds and funds generated from external borrowing under a line of credit facility from an affiliated company.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates used herein include those relating to management's estimate of market value of contracts held in inventory and the deferred tax asset valuation allowance. It is reasonably possible that actual results could differ in the near term from those and other estimates used in preparing these financial statements and such differences could be material.

CASH - Cash consists of demand deposits, including interest-bearing accounts, held in a local bank.

INVENTORY OF CONTRACTS - Real estate contracts and mortgage notes held in inventory for resale are carried at the lower of cost (outstanding principal adjusted for net discounts and capitalized acquisition costs) or market value, determined on an aggregate basis by major type of receivable. Gains or losses on sales are recognized utilizing the aggregation method for financial reporting and income tax purposes at the time of sale. Interest on these receivables is included in interest income during the period held for sale.

The Company holds receivables contracts in inventory pending sale. Typically, the Company attempts to sell receivables contracts three to six months after acquisition. This holding period allows the contracts to season, which typically increases the value of the receivables in the secondary market. At September 30, 2002, the Company is not holding any contracts for investment. If contracts are held for investment, they will be classified as investment in real estate contracts at the time the decision to hold is made.

INVESTMENT IN AFFILIATED  COMPANY - The Company's  investment in common stock of

GENESIS FINANCIAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
             (CONTINUED):
--------------------------------------------------------------------------------

Temporary Financial Services, Inc. (see Note 4) is stated at cost. Such shares are restricted stock and do not have a readily determinable market value at the balance sheet date.

OFFICE FURNITURE AND EQUIPMENT - Office furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of seven years for furniture and five years for equipment.

REVENUE RECOGNITION - The Company generates revenues from interest income on contracts held for resale, and from profits on sales of receivables contracts held in inventory. Sales of receivables are recognized when each sales transaction closes.

MARK TO MARKET ADJUSTMENTS - The Company evaluates the estimated market value of its contracts held in inventory at the end of the period and adjusts the values to reflect decreases in market value below cost. The adjustment to market value is made by adjusting the aggregate future cash flows from receivables contracts to net present value using the Company's calculated cost of capital as the interest factor. The adjustment is made on an aggregate basis by major contract type. Currently the Company breaks its properties into the following categories: residential properties, commercial properties, and land. At September 30, 2002, management determined that no adjustments for declines in market value were warranted.

INCOME TAX - Deferred taxes are provided, when material, on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. There were no material temporary differences for the periods presented. Deferred tax assets, subject to a valuation allowance, are recognized for future benefits of net operating losses being carried forward.

EARNINGS PER SHARE - Basic earnings (loss) per common share has been computed on the basis of the weighted-average number of common shares outstanding during the period presented. Diluted earnings (loss) per common share is computed on the basis of the number of shares that are currently outstanding plus the number of shares that would be issued pursuant to outstanding warrants and stock options. Basic and diluted loss per share were the same for the period presented as all potential issuances of common shares were antidilutive.

NOTE 2 -- RELATED-PARTY TRANSACTIONS:
--------------------------------------------------------------------------------

The Company operates under a $2,000,000 line of credit facility from Temporary Financial Services, Inc. (TFS). (See Note 5). TFS is affiliated with the Company through ownership of approximately 45 % of the total issued and outstanding shares of the Company. In addition, an officer and director of TFS is also an officer and director of Genesis.

GENESIS FINANCIAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


From time to time, TFS and affiliates participate with the Company in purchasing contracts that would otherwise be too large for the Company to purchase on its own. These joint-venture purchases are negotiated on a case by case basis depending on the circumstances of each individual contract. TFS shares in a portion of the profit from joint-venture purchases at the time the receivables contract that is the subject of the joint venture is sold. From time to time, the Company may also sell contracts from inventory or broker transactions directly to TFS and one or more affiliates of TFS. From inception through September 30, 2002, TFS participated as joint venture partner on contracts with an aggregate cost of $405,000, and the Company brokered transactions to an affiliate of TFS with an aggregate cost of $634,286. The Company received joint
venture   profits  of  $107,500  and  brokerage   fees  of  $9,136  from  these
transactions.

TFS provides the Company with bookkeeping services for $500 per month ($4,000 for the period from January 24, 2002 through September 30, 2002). In addition, TFS provides financial consulting services to the Company. Compensation for financial consulting is paid at negotiated rates on a project by project basis. No consulting fees were incurred with TFS through September 30, 2002. In October 2002, TFS consulting fees totaled $17,500.

NOTE 3 -- INVENTORY OF CONTRACTS RECEIVABLE:
--------------------------------------------------------------------------------

At September 30, 2002, the Company held 21 contracts in inventory with an aggregate cost of $1,448,530. Of this amount, 12 contracts were secured by residential properties with an aggregate cost of $513,748 and 9 contracts were secured by commercial properties with an aggregate cost of $934,782. On an aggregate basis, the market values of each category of contracts (residential, commercial, and land) exceed the cost basis of the contracts and no adjustments to lower of cost or market were necessary at September 30, 2002. One commercial property contract with an aggregate cost of $38,321 was delinquent at September 30, 2002, and the Company had started the foreclosure process on this property. While foreclosure will delay the cash flows available from the delinquent property, management has determined that there is sufficient value in the property being foreclosed to provide a return of the Company's investment, including costs of foreclosure. No loss reserve has been established for the property in foreclosure.

NOTE 4 -- INVESTMENTS IN AFFILIATES:
--------------------------------------------------------------------------------

As part of the original seed funding agreement between Genesis and TFS, Genesis exchanged 250,000 shares of its common stock for 50,000 shares of Temporary Financial Services, Inc., an affiliated company. As a result, the Company owns 6.8% of the issued and outstanding stock of TFS.

NOTE 5 -- LINE OF CREDIT:
--------------------------------------------------------------------------------

At September 30, 2002, the Company had an outstanding balance of $1,200,171 against a $2,000,000 line-of-credit with Temporary Financial Services, Inc.
(TFS), an affiliated Company. The line-of-credit is secured by all assets of the Company and bears interest at two percent above the Sterling Savings Bank prime rate plus an origination fee of two points. The interest rate on the line of credit was 6.75% on September 30, 2002. The line-of-credit agreement expires on August 15, 2003 and any outstanding balance is due on that date. For the period from January 24, 2002 through September 30, 2002, the Company had paid $21,027 in interest on the line and a separate note, and $5,000 for the origination fee.

GENESIS FINANCIAL, INC
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6 -- CAPITAL STOCK:

SHARES ISSUED TO OFFICERS/DIRECTORS AND CONSULTANT:

Upon incorporation, the Company entered into founders subscription agreements with three officer/directors, a seed capital investor (TFS), and a consultant for a total of 1,400,000 common shares at an initial investment of $0.001 per share or $1,400 in the aggregate. In addition to the founders shares, two officer/directors and the seed capital investor purchased 250,000 shares of common stock at a purchase price of $1.00 per share. The Company also exchanged 250,000 shares of its common stock for 50,000 shares of TFS common stock valued at $250,000 and TFS invested $200,000 in a convertible note that was converted into 200,000 shares of common stock on September 30, 2002. As a result of these initial transactions, at September 30, 2002, the Company had issued 2,206,250 shares of common stock to the founders and seed capital investors for aggregate value of $701,400.

PRIVATE PLACEMENTS:

On June 30, 2002, the Company began offering a private placement of 250,000 Units with each Unit consisting of one share of common stock and one common stock purchase warrant at an offering price of $2.00 per Unit. As of September 30, 2002, a total of 106,250 shares were sold in the private offering. The gross proceeds for the private placement totaled $212,500. The warrants allow the holder to purchase one share of common stock per warrant at $3 per share through the warrants' expiration on June 30, 2003. No warrants had been exercised through September 30, 2002.

PREFERRED STOCK:

Shares of the Company's authorized but unissued preferred stock, if issued, are entitled preference over common shares in distribution of assets upon the Company's liquidation or dissolution. Preferred shares have no stated dividend rate.

STOCK OPTION PLAN:

On April 10, 2002, the Board of Directors approved the Genesis Financial, Inc. Stock Option Plan (the Plan), and the Plan was subsequently approved by the Shareholders of the Company on May 2, 2002. The plan allows for issuance of Incentive Stock Options ("ISO's") and Non-statutory Stock Options. The maximum number of shares that may be subject to option and sold under the Plan is 650,000 shares.

From January 24, 2002 (inception) through September 30, 2002, the Company issued ISO's to acquire 399,500 shares to employees of the Company. Twenty percent of the ISO's vest on the date of grant, and 20% vest on the anniversary date of the grant in each of the four succeeding years. The ISO's are exercisable at $1.20 per share. If not exercised prior to April 15, 2007, the options expire. The ISO's also expire 30 days after the recipient ceases to be an employee for the Company, or one year after the employee's death.

GENESIS FINANCIAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Company also issued Non-statutory Stock Options (NSO's) to acquire 120,000 shares to service providers to the Company. Twenty percent of the NSO's vest on the date of grant, and 20% vest on the anniversary date of the grant in each of the four succeeding years. The NSO's are exercisable at $1.20 per share. If not exercised prior to April 15, 2007, the options expire. The NSO's also expire 30 days after the recipient ceases to be a service provider for the Company, or one year after the service provider's death. The issuance of these options did not result in a compensation element, as there are no specified services required and the value of the underlying stock was less than the estimated fair value of the options' exercise proceeds at the grant date.

In accounting for the ISO's, the Company applied APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. Under APB Opinion No. 25, because the exercise price of our outstanding stock options is not less than the market price of the underlying stock on the date of grant, no compensation cost is recognized. The Company has adopted the pro forma disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If the Company had elected to recognize compensation expense based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net loss and loss per share amounts for the period presented would not have differed from that presented. Assumptions used in the fair value estimate included a risk-free interest rate of 3.1%, an expected option life of five years, and a -0-% dividend rate.

As of September 30, 2002, 130,500 shares of common stock were available for future grant under the Plan. A total of 103,900 options were exercisable at September 30, 2002. No options had been exercised through September 30, 2002.

NOTE 7 - INCOME TAX:
--------------------------------------------------------------------------------

The Company generated a tax-basis net operating loss of approximately $143,000 for the period from January 24, 2002 through September 30, 2002, which is available for carryover to offset future taxable income through 2022.

At September 30, 2002, the Company had a $35,000 deferred tax asset relating to the operating loss carryover. The deferred tax asset was fully offset by a valuation allowance because of uncertainties if the Company will generate sufficient future taxable income to generate the tax benefit. For the period ended September 30, 2002, the income tax benefit differed from the $35,000 expected amount because of the impact of recognizing the deferred tax asset valuation allowance.

GENESIS FINANCIAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 -- OPERATING LEASES:
--------------------------------------------------------------------------------

In January 2002, the Company entered into an operating lease of its office premises. Also in 2002, the Company leased certain office equipment under an operating lease agreement. Following are the future commitments under the leases for the fiscal years ending December 31 of each year:

                  2002                                 $17,066
                  2003                                  18,747
                  2004                                  21,972
                  2005                                  21,972
                  2006                                  22,872
                  2007                                   1,906

Rent expense totaled $9,975 for the period from January 24, 2002 through September 30, 2002.

NOTE 9 - FAIR VALUE OF FINANCIAL INSTRUMENTS:
--------------------------------------------------------------------------------

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

CASH, ACCRUED RECEIVABLES, INVENTORY OF CONTRACTS, ACCRUED EXPENSES, AND LINE OF CREDIT - the carrying amounts approximate fair value because of the short maturity of these instruments.

INVESTMENT IN AFFILIATED COMPANY - the fair value of the investment in restricted stock is estimated to approximate cost based on the estimated fair value of the investee's underlying net assets.

GENESIS FINANCIAL, INC.
-------------------------------------------------------------------------------


Financial Statements (Unaudited)

December 31, 2002

Genesis Financial, Inc.
-------------------------------------------------------------------------------

Contents
-------------------------------------------------------------------------------

                                                                         Page

MANAGEMENT STATEMENT                                                    FS-15

FINANCIAL STATEMENTS

     Balance sheet                                                      FS-16

     Statement of income                                                FS-17

     Statement of stockholders' equity                                  FS-18

     Statement of cash flows                                            FS-19

     Notes to financial statements                        FS-20 through FS-25

                                    GENESIS
                                FINANCIALS, INC



                              MANAGEMENT STATEMENT


The accompanying (unaudited) balance sheet of Genesis Financial, Inc. as of December 31, 2002, and the related statements of income, stockholders' equity, and cash flows for the period from January 24, 2002 (inception) through December 31, 2002, were prepared by management.

In the opinion of Management of the Company, all adjustments necessary to a fair statement of results for the periods presented have been made.

Management has elected to include Footnotes with these unaudited financial statements. Audited financial statements as of September 30, 2002 and for the periods then ended, are included in the Prospectus and these unaudited financial statements should be read in conjunction with a review of the audited financial statements.

Management
Genesis Financial, Inc.
February 26, 2003

Genesis Financial, Inc.
--------------------------------------------------------------------------------------------------------------------------
Balance Sheet (Unaudited)                                                                                December 31, 2002
--------------------------------------------------------------------------------------------------------------------------


Assets

CURRENT ASSETS:
     Cash                                                                                                       $ 344,304
     Accrued receivables                                                                                            7,980
     Inventory of contracts                                                                                     1,320,883
     Prepaid expenses                                                                                               2,812
                                                                                                 -------------------------
         Total current assets                                                                                   1,675,979

OTHER ASSETS:
     Investment in affiliated company                                                                             250,000
     Deferred registration costs                                                                                    4,950
     Deposits                                                                                                         200
                                                                                                 -------------------------
         Total other assets                                                                                       255,150

FURNITURE & EQUIPMENT, less accumulated depreciation of $1,529                                                      7,714
                                                                                                 -------------------------

                                                                                                              $ 1,938,843
                                                                                                 =========================
Liabilities and Stockholders' Equity

CURRENT LIABILITIES:
     Line of credit, affiliated company                                                                       $ 1,055,525
     Accrued expenses                                                                                              17,594
                                                                                                 -------------------------
         Total current liabilities                                                                              1,073,119
                                                                                                 -------------------------

COMMITMENTS

STOCKHOLDERS' EQUITY
     Common stock - 100,000,000 shares, $0.001 par value, authorized;
         2,225,000 issued and outstanding                                                                           2,225
     Preferred stock - 10,000,000 shares, $0.001 par value, authorized;
         none issued                                                                                                    -
     Additional paid-in capital                                                                                   931,675
     Retained earnings (deficit)                                                                                  (68,176)
                                                                                                 -------------------------
         Total stockholders' equity                                                                               865,724
                                                                                                 -------------------------

                                                                                                              $ 1,938,843
                                                                                                 =========================

--------------------------------------------------------------------------------------------------------------------------

See accompanying notes to unaudited financial statements.

Genesis Financial, Inc.
--------------------------------------------------------------------------------------------------------------------------
Statement of Income (Unaudited)                                                   Period from January 24, 2002 (inception)
                                                                                                 through December 31, 2002
--------------------------------------------------------------------------------------------------------------------------

REVENUE:
     Contract sales                                                                                           $ 2,370,042
     Interest income from contracts                                                                                68,843
     Broker and extension fees                                                                                     29,688
     Other income                                                                                                   4,625
                                                                                                --------------------------
                                                                                                                2,473,198
                                                                                                --------------------------
COST OF REVENUES:
     Cost of contracts purchased                                                                                2,150,418
     Appraisals and set-up costs                                                                                   10,205
                                                                                                --------------------------
                                                                                                                2,160,623
                                                                                                --------------------------

GROSS PROFIT                                                                                                      312,575
                                                                                                --------------------------

EXPENSES:
     Compensation and related expenses                                                                            205,349
     Outside consultants                                                                                           20,000
     Interest expense, related party                                                                               47,607
     Office and startup expenses                                                                                   33,502
     Other expenses                                                                                                69,714
     Excise tax expense                                                                                             4,579
                                                                                                --------------------------
                                                                                                                  380,751
                                                                                                --------------------------

NET LOSS                                                                                                        $ (68,176)
                                                                                                ==========================

BASIC LOSS PER SHARE                                                                                              $ (0.03)
                                                                                                ==========================













--------------------------------------------------------------------------------------------------------------------------
See accompanying notes to unaudited financial statements.

Genesis Financial, Inc.
----------------------------------------------------------------------------------------------------------------------------
Statement of Stockholders' Equity (Unaudited)                                       Period from January 24, 2002 (inception)
                                                                                                  through December 31, 2002
----------------------------------------------------------------------------------------------------------------------------


                                                                          Additional         Retained
                                                           Common           Paid-in          Earnings
                                                           Stock            Capital         (Deficit)           Total
BALANCES, JANUARY 24, 2002
     (INCEPTION)                                        $            -     $           -     $          -      $          -

ADD (DEDUCT):

     Common stock issued for cash:
         1,400,000 shares issued to founders
            at $0.001 per share                                  1,400                 -                -             1,400
         450,000 shares at $1 per share                            450           449,550                -           450,000
         125,000 shares at $2 per share                            125           249,875                -           250,000

         Offering Costs Incurred                                                 (17,500)                           (17,500)

     Exchange of 250,000 shares of
         common stock for 50,000 shares
         of Temporary Financial Services, Inc.                     250           249,750                -           250,000


     Net income for the period ended
         December 31, 2002                                           -                 -          (68,176)          (68,176)
                                                      ----------------------------------------------------------------------

BALANCES, DECEMBER 31, 2002                             $        2,225     $     931,675     $    (68,176)      $   865,724
                                                      ======================================================================









----------------------------------------------------------------------------------------------------------------------------
See accompanying notes to unaudited financial statements.

Genesis Financial, Inc.
-------------------------------------------------------------------------------------------------------------------------
Statement of Cash Flows (Unaudited)                                              Period from January 24, 2002 (inception)
                                                                                               through December 31, 2002
-------------------------------------------------------------------------------------------------------------------------

Increase (Decrease) in Cash

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                                                  $ (68,176)
                                                                                                -------------------------
     Adjustments to reconcile net loss to net cash
        used in operating activities:
            Depreciation                                                                                           1,529
            Increase in accrued receivables                                                                       (7,980)
            Increase in inventory of contracts                                                                (1,320,883)
            Increase in prepaid expenses                                                                          (2,812)
            Increase in deposits                                                                                    (200)
            Increase in deferred registration costs                                                               (4,950)
            Increase in accrued expenses                                                                          17,594
                                                                                                -------------------------
                Total adjustments                                                                             (1,317,701)
                                                                                                -------------------------
                Net cash used in operating activities                                                         (1,385,877)
                                                                                                -------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Additions to furniture and equipment                                                                         (9,244)
                                                                                                -------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Sales of stock for cash                                                                                     683,900
     Proceeds from line of credit, net                                                                         1,055,525
                                                                                                -------------------------
         Net cash from financing activities                                                                    1,739,425
                                                                                                -------------------------

NET INCREASE IN CASH                                                                                             344,304
CASH, BEGINNING OF PERIOD                                                                                              -
                                                                                                -------------------------
CASH, END OF PERIOD                                                                                            $ 344,304
                                                                                                =========================


-------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     Exchange of 250,000 shares of common stock for 50,000 shares of
         Temporary Financial Services, Inc. common stock                                                       $ 250,000
                                                                                                =========================


CASH PAYMENTS OF INTEREST                                                                                       $ 47,607
                                                                                                =========================



-------------------------------------------------------------------------------------------------------------------------
See accompanying notes to unaudited financial statements.

Genesis Financial, Inc.
-------------------------------------------------------------------------------

Notes to Financial Statements (Unaudited)
-------------------------------------------------------------------------------

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
-------------------------------------------------------------------------------

Organization:

The accompanying financial statements are those of Genesis Financial, Inc., incorporated in Washington State on January 24, 2002 (the "Company"). The Company has selected December 31 as its fiscal year end.

The Company is engaged in the business of purchasing and selling receivable contracts. These receivables contracts consist of real estate contracts and mortgage notes collateralized by first position liens on residential and commercial real estate. The receivables collateralized by real estate are typically non-conventional because they are originated as a result of seller financing, or the underlying property is non-conventional.

The Company invests in receivables contracts using equity funds and funds generated from external borrowing under a line of credit facility from an affiliated company.

Summary of Significant Accounting Policies:

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates used herein include those relating to management's estimate of market value of contracts held in inventory and the deferred tax asset valuation allowance. It is reasonably possible that actual results could differ in the near term from those and other estimates used in preparing these financial statements and such differences could be material.

Cash - Cash consists of demand deposits, including interest-bearing accounts, held in a local bank.

Inventory of Contracts - Real estate contracts and mortgage notes held in inventory for resale are carried at the lower of cost (outstanding principal adjusted for net discounts and capitalized acquisition costs) or market value, determined on an aggregate basis by major type of receivable. Gains or losses on sales are recognized utilizing the aggregation method for financial reporting and income tax purposes at the time of sale. Interest on these receivables is included in interest income during the period held for sale.

The Company holds receivables contracts in inventory pending sale. Typically, the Company attempts to sell receivables contracts three to six months after acquisition. This holding period allows the contracts to season, which typically increases the value of the receivables in the secondary market. At December 31, 2002, the Company is not holding any contracts for investment. If contracts are held for investment, they will be classified as investment in real estate contracts at the time the decision to hold is made.

Investment in affiliated company - The Company's investment in common stock of Temporary Financial

Genesis Financial, Inc.
-------------------------------------------------------------------------------

Notes to Financial Statements (Unaudited)
-------------------------------------------------------------------------------

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          (continued):
-------------------------------------------------------------------------------

Services, Inc. (see Note 4) is stated at cost. Such shares are restricted stock and do not have a readily determinable market value at the balance sheet date.

Office furniture and equipment - Office furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of seven years for furniture and five years for equipment.

Revenue recognition - The Company generates revenues from interest income on contracts held for resale, and from profits on sales of receivables contracts held in inventory. Sales of receivables are recognized when each sales transaction closes.

Mark to market adjustments - The Company evaluates the estimated market value of its contracts held in inventory at the end of the period and adjusts the values to reflect decreases in market value below cost. The adjustment to market value is made by adjusting the aggregate future cash flows from receivables contracts to net present value using the Company's calculated cost of capital as the interest factor. The adjustment is made on an aggregate basis by major contract type. Currently the Company breaks its properties into the following categories: residential properties, commercial properties, and land. At December 31, 2002, management determined that no adjustments for declines in market value were warranted.

Income tax - Deferred taxes are provided, when material, on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. There were no material temporary differences for the periods presented. Deferred tax assets, subject to a valuation allowance, are recognized for future benefits of net operating losses being carried forward.

Earnings per share - Basic earnings (loss) per common share has been computed on the basis of the weighted-average number of common shares outstanding during the period presented. Diluted earnings (loss) per common share is computed on the basis of the number of shares that are currently outstanding plus the number of shares that would be issued pursuant to outstanding warrants and stock options. Basic and diluted loss per share were the same for the period presented as all potential issuances of common shares were antidilutive.

NOTE 2 -- RELATED-PARTY TRANSACTIONS:
-------------------------------------------------------------------------------

The Company operates under a $2,000,000 line of credit facility from Temporary Financial Services, Inc. (TFS). (See Note 5). TFS is affiliated with the Company through ownership of approximately 45 % of the total issued and outstanding shares of the Company. In addition, an officer and director of TFS is also an officer and director of Genesis.

Genesis Financial, Inc.
-------------------------------------------------------------------------------

Notes to Financial Statements (Unaudited)
-------------------------------------------------------------------------------

From time to time, TFS and affiliates participate with the Company in purchasing contracts that would otherwise be too large for the Company to purchase on its own. These joint-venture purchases are negotiated on a case by case basis depending on the circumstances of each individual contract. TFS shares in a portion of the profit from joint-venture purchases at the time the receivables contract that is the subject of the joint venture is sold. From time to time, the Company may also sell contracts from inventory or broker transactions directly to TFS and one or more affiliates of TFS. From inception through December 31, 2002, TFS participated as joint venture partner on contracts with an aggregate cost of $585,500, and the Company brokered transactions to an affiliate of TFS with an aggregate cost of $184,286. The Company received joint venture profits of $107,500, brokerage fees of $21,725, and is still holding one joint venture contract with a cost basis to Genesis of $90,250 from these transactions.

TFS provides the Company with bookkeeping services for $500 per month ($5,500 for the period from January 24, 2002 through December 31, 2002). In addition, TFS provides financial consulting services to the Company. Compensation for financial consulting is paid at negotiated rates on a project by project basis. Through December 31, 2002, Genesis paid TFS consulting fees totaling $17,500.

NOTE 3 -- INVENTORY OF CONTRACTS RECEIVABLE:
-------------------------------------------------------------------------------

At December 31, 2002, the Company held thirty contracts in inventory with an aggregate cost of $1,320,883. Of these thirty contracts, twenty-four were secured by residential properties with an aggregate cost of $904,827, five contracts were secured by commercial properties with an aggregate cost of $395,457, and one was secured by land with an aggregate cost of 20,599. On an aggregate basis, the market values of each category of contracts (residential, commercial, and land) exceed the cost basis of the contracts and no adjustments to lower of cost or market were necessary at December 31, 2002. One commercial property contract with an aggregate cost of $38,321 was in foreclosure at December 31, 2002, and the Company had received an offer on the property that was more than sufficient to recoup all costs related to the property and its foreclosure. At December 31, 2002, the Company was seeking a higher offer on the property. No loss reserves have been established for the properties in foreclosure.

NOTE 4 -- INVESTMENTS IN AFFILIATES:
-------------------------------------------------------------------------------

As part of the original seed funding agreement between Genesis and TFS, Genesis exchanged 250,000 shares of its common stock for 50,000 shares of Temporary Financial Services, Inc., an affiliated company. As a result, the Company owns 6.8% of the issued and outstanding stock of TFS.

NOTE 5 -- LINE OF CREDIT:
-------------------------------------------------------------------------------

At December 31, 2002, the Company had an outstanding balance of $1,055,525 against a $2,000,000 line-of-credit with Temporary Financial Services, Inc.
(TFS), an affiliated Company. The line-of-credit is secured by all assets of the Company and bears interest at two percent above the Sterling Savings Bank prime rate plus an origination fee of two points. The interest rate on the line of credit was 6.25% on December 31, 2002. The line of credit agreement requires that the Company maintain a debt to equity ratio of no greater than 3.0. Borrowings under the line of credit are also personally guaranteed by two officers/directors. The line-of-credit agreement expires on August 15, 2003 and any outstanding balance is due on that date. For the period from January 24, 2002 through December 31, 2002, the Company paid or accrued

Genesis Financial, Inc.
-------------------------------------------------------------------------------

Notes to Financial Statements (Unaudited)
-------------------------------------------------------------------------------

$42,607 in interest on the line and a separate note, and $5,000 for the origination fee.

NOTE 6 -- CAPITAL STOCK:
-------------------------------------------------------------------------------

Shares Issued to Officers/Directors and Consultant:

Upon incorporation, the Company entered into founders subscription agreements with three officer/directors, a seed capital investor (TFS), and a consultant for a total of 1,400,000 common shares at an initial investment of $0.001 per share or $1,400 in the aggregate. In addition to the founders shares, two officer/directors and the seed capital investor purchased 250,000 shares of common stock at a purchase price of $1.00 per share. The Company also exchanged 250,000 shares of its common stock for 50,000 shares of TFS common stock valued at $250,000 and TFS invested $200,000 in a convertible note that was converted into 200,000 shares of common stock on September 30, 2002. As a result of these initial transactions, at December 31, 2002, the Company had issued 2,100,000 shares of common stock to the founders and seed capital investors for aggregate value of $701,400.

Private Placements:

On June 30, 2002, the Company began offering a private placement of 250,000 Units with each Unit consisting of one share of common stock and one common stock purchase warrant at an offering price of $2.00 per Unit. As of December 31, 2002, a total of 125,000 shares were sold in the private offering. The gross proceeds for the private placement totaled $250,000 and offering expenses totaled $17,500 for net capital of $232,500. The warrants allow the holder to purchase one additional share of common stock per warrant at $3 per share through the warrant expiration date on June 30, 2003. No warrants had been exercised through December 31, 2002.

Preferred Stock:

Shares of the Company's authorized but unissued preferred stock, if issued, are entitled preference over common shares in distribution of assets upon the Company's liquidation or dissolution. Preferred shares have no stated dividend rate.

Stock Option Plan:

On April 10, 2002, the Board of Directors approved the Genesis Financial, Inc. Stock Option Plan (the Plan), and the Plan was subsequently approved by the Shareholders of the Company on May 2, 2002. The plan allows for issuance of Incentive Stock Options ("ISO's") and Non-statutory Stock Options. The maximum number of shares that may be subject to option and sold under the Plan is 650,000 shares.

From January 24, 2002 (inception) through December 31, 2002, the Company issued ISO's to acquire 399,500 shares to employees of the Company. Twenty percent of the ISO's vest on the date of grant, and 20% vest on the anniversary date of the grant in each of the four succeeding years. The ISO's are exercisable at $1.20 per share. If not exercised prior to April 15, 2007, the options expire. The ISO's also expire 30 days after the recipient ceases to be an employee for the

Genesis Financial, Inc.
-------------------------------------------------------------------------------

Notes to Financial Statements (Unaudited)
-------------------------------------------------------------------------------

Company, or one year after the employee's death.

The Company also issued Non-statutory Stock Options (NSO's) to acquire 120,000 shares to service providers to the Company. Twenty percent of the NSO's vest on the date of grant, and 20% vest on the anniversary date of the grant in each of the four succeeding years. The NSO's are exercisable at $1.20 per share. If not exercised prior to April 15, 2007, the options expire. The NSO's also expire 30 days after the recipient ceases to be a service provider for the Company, or one year after the service provider's death. The issuance of these options did not result in a compensation element, as there are no specified services required and the value of the underlying stock was less than the estimated fair value of the options' exercise proceeds at the grant date.

In accounting for the ISO's, the Company applied APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. Under APB Opinion No. 25, because the exercise price of our outstanding stock options is not less than the market price of the underlying stock on the date of grant, no compensation cost is recognized. The Company has adopted the pro forma disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If the Company had elected to recognize compensation expense based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net loss and loss per share amounts for the period presented would not have differed from that presented. Assumptions used in the fair value estimate included a risk-free interest rate of 3.1%, an expected option life of five years, and a -0-% dividend rate.

As of December 31, 2002, 130,500 shares of common stock were available for future grant under the Plan. A total of 103,900 options were exercisable at December 30, 2002. No options had been exercised through December 31, 2002.

NOTE 7 - INCOME TAX:
-------------------------------------------------------------------------------

The Company generated a tax-basis net operating loss of approximately $68,000 for the period from January 24, 2002 through December 31, 2002, which is available for carryover to offset future taxable income through 2022.

At December 31, 2002, the Company had a $17,000 deferred tax asset relating to the operating loss carryover. The deferred tax asset was fully offset by a valuation allowance because of uncertainties if the Company will generate sufficient future taxable income to generate the tax benefit. For the period ended December 31, 2002, the income tax benefit differed from the $17,000 expected amount because of the impact of recognizing the deferred tax asset valuation allowance.

Genesis Financial, Inc.
-------------------------------------------------------------------------------

Notes to Financial Statements (Unaudited)
-------------------------------------------------------------------------------



NOTE 8 -- OPERATING LEASES:
-------------------------------------------------------------------------------

In January 2002, the Company entered into an operating lease of its office premises. Also in 2002, the Company leased certain office equipment under an operating lease agreement. Following are the commitments under the leases for the fiscal years ending December 31 of each year:

       2002                                                   $17,066
       2003                                                    18,747
       2004                                                    21,972
       2005                                                    21,972
       2006                                                    22,872
       2007                                                     1,906


NOTE 9 - FAIR VALUE OF FINANCIAL INSTRUMENTS:
-------------------------------------------------------------------------------

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash, Accrued Receivables, Inventory of Contracts, Accrued Expenses, and Line of Credit - the carrying amounts approximate fair value because of the short maturity of these instruments.

Investment in Affiliated Company - the fair value of the investment in restricted stock is estimated to approximate cost based on the estimated fair value of the investee's underlying net assets.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.          Indemnification of Officers and Directors

         We are authorized by our Articles of Incorporation and Bylaws by to indemnify, agree to indemnify or obligate our company to advance or reimburse expenses incurred by our Directors, Officers, employees or agents in any Proceeding (as defined in the Washington Business Corporation Act) to the full extent of the laws of the State of Washington as may now or hereafter exist.

         A corporation's basic authority to indemnify is set forth in Section 23B.08.510 of the Business Corporation Act. The section is structured to first define generally what the corporation may indemnify and then specify exceptions for which the corporation is not permitted to indemnify.

         A corporation may indemnify an individual who has been made a party to a proceeding because the individual is or was a director, against liability incurred in the proceeding if:

         (a) The  individual  acted  in  good  faith;  and
         (b) The individual reasonably believed:

                  (i) In the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and
                  (ii) In all other cases, that the individual's conduct was at least not opposed to its best interests; and (c) In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

         Section 23B.08.510 defines the "outer limits" for which indemnification (other than as authorized by shareholder action) is permitted. If a director's conduct falls outside these limits, the director, however, is still potentially eligible for court-ordered indemnification under other provisions. Conduct falling within these broad guidelines is permissive; it does not entitle directors to indemnification. There is a much more limited area of mandatory indemnification. We have, however, however, through bylaw provisions, obligated themselves to indemnify directors to the maximum extent permitted by law.

         The general standards for indemnification are closely related to the basic statutory provision defining the general standards of director conduct. The indemnity standards, however, are lower. Section 23B.08.300 (general standards of conduct) includes a requirement that directors exercise the "care an ordinarily prudent person in a like position would exercise." This standard is not contained in the standard for indemnification, which only requires that directors act" in good faith" and that they "reasonably believe" that their actions are either in the corporation's best interests or at least not opposed to those best interests. It is possible that a director who falls below the standard of conduct prescribed by the Business Corporation Act may meet the standard for indemnification under Section 23B.08.510. Further, with respect to the reverse, the courts have stated that it is clear that a director who has met the... standards of conduct would be eligible in virtually every case to be indemnified under Section 23B.08.510.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 25. Other Expenses of Issuance and Distribution

         The estimated expenses payable in connection with the registration of the Shares is as follows:

          SEC Registration                                     $  1,000
          Accounting Fees and Expenses                           13,000
          Transfer Agent Fees                                     3,500
          Professional Fees and Expenses                         25,000
          Blue Sky Fees and Expenses                              5,000
          Misc.                                                   2,500
                                                                  -----
          Total                                                 $50,000

Item 26. Recent Sales of Unregistered Securities

         Genesis Financial, Inc. was organized on January 24, 2002. At the time of organization, the Company sold founders' shares to officers, directors, and an affiliated company. A total of 1,400,000 founders' shares were sold for $.001 per share or $1,400 in the aggregate. The founders' shares were issued pursuant to a Section 4(2) exemption from registration under the Act.

         Beginning in June, 2002, the Company offered 250,000 Units at an offering price of $2.00 per Share. Each Unit consisted of one share of common stock and one common stock purchase warrant exercisable at $3.00 per share any time until April 30, 2002. The offering was terminated on October 31, 2002 after selling a total of 125,000 Units to 11 purchasers. Each purchaser was an accredited investor and each investor was deemed to be sophisticated based on prior investment experience and knowledge of investing. The Units were exempt from registration under the Securities Act of 1933 (the "Act") pursuant to
Section 4(2) of the Act and Rule 506 of Regulation D adopted under thereunder.

         Each of the certificates issued in connection with the above offerings contained a restrictive legend in substantially the following form:

         The Securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established by opinion of counsel satisfactory to the Company to the effect that in the opinion of such counsel such registration in not required

None of the Shares were offered by means of advertising or general solicitation. No commissions were paid directly or indirectly to any person in connection with the offer or sale of any of the Shares.

Item 27.  Exhibits

EXHIBIT           DESCRIPTION
--------           -----------
2                 Stock Investment Agreement*
2.1               Convertible Note*
2.2               Exhibit B*
2.3               Exhibit C*
2.4               Option to Acquire Shares*
2.5               Durham Employment Agreement*
2.6               Kirk Employment Agreement*
2.7               Confidentiality Agreement*
3.1               Articles of Incorporation*
3.2               Amended and Restated Articles of Incorporation*
3.3               Bylaws*
3.4               Resolution Creating Series A Cumulative Preferred Stock*
4                 Stock Option Plan*
5                 Opinion of Counsel (Note 1)
10.1              Warehousing Line of Credit Promissory Note*
10.2              LOC Funding Procedures*
10.3              Financial Covenants*
10.4              Security Agreement*
10.5              Guaranty Agreement*
23.1              Consent of accountants
23.2              Consent of counsel (Note 1)


Note 1: To be filed by amendment.
* As previously filed.

Item 28. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above in Item 24, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirement of the Securities Act of 1933, as amended, we have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on the 17th day of March, 2003.

GENESIS FINANCIAL, INC.

/s/ Michael A. Kirk                   /s/ Brad E. Herr
----------------------------          ------------------------------------------
Michael A. Kirk, President            Brad E. Herr, Principal Financial Officer

     We, the undersigned directors and officers of Genesis Financial, Inc., do hereby constitute and appoint Michael A. Kirk and Brad E. Herr, or either of them, our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable Genesis Financial, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                         CAPACITY

  /s/ Michael A. Kirk
-------------------------
 Michael A. Kirk            President, Treasurer, and Director

  /s/ Douglas B. Durham
-------------------------
 Douglas B. Durham          Chairman of the Board

 /s/ Brad E. Herr
-------------------------
 Brad E. Herr               Secretary, Principal Financial Officer, and Director

INDEX TO EXHIBITS
                                                                Page Reference
EXHIBIT           DESCRIPTION*
--------           -----------
2                 Stock Investment Agreement*
2.1               Convertible Note*
2.2               Exhibit B*
2.3               Exhibit C*
2.4               Option to Acquire Shares*
2.5               Durham Employment Agreement*
2.6               Kirk Employment Agreement*
2.7               Confidentiality Agreement*
3.1               Articles of Incorporation*
3.2               Amended and Restated Articles of Incorporation*
3.3               Bylaws*
3.4               Resolution Creating Series A Cumulative Preferred Stock*
4                 Stock Option Plan*
5                 Opinion of Counsel (Note 1)
10.1              Warehousing Line of Credit Promissory Note*
10.2              LOC Funding Procedures*
10.3              Financial Covenants*
10.4              Security Agreement*
10.5              Guaranty Agreement*
23.1              Consent of accountants
23.2              Consent of counsel (Note 1)


 Note 1: To be filed by amendment.
* As previously filed.